UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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MADRIGAL PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Madrigal Pharmaceuticals

Notice of 2020 Annual Meeting & Proxy Statement

May 5, 2020

DEAR STOCKHOLDERS:

I am pleased to invite you to attend the 2020 annual meeting of stockholders of Madrigal Pharmaceuticals, Inc. (the “Annual Meeting”) on Wednesday, June 17, 2020 at 9:00 a.m. Eastern Time. In light of recent COVID-19 health concerns and social distancing recommendations by governmental and health authorities, Madrigal has decided to adopt a virtual format for our Annual Meeting. This virtual approach is designed to provide a consistent and convenient remote access and attendance experience for all stockholders, via internet, regardless of location. You may attend the Annual Meeting virtually via the Internet at www.proxydocs.com/MDGL. In order to attend you must register in advance at www.proxydocs.com/MDGL prior to the deadline of June 10, 2020 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will permit you to submit questions in advance of the Annual Meeting and allow you access to the meeting. Please be sure to follow instructions found on your Proxy Card and/or Voting Authorization Form and subsequent instructions that will be delivered to you via email.

The Notice of the 2020 Annual Meeting of Stockholders and the proxy statement contain details of the business to be conducted at the Annual Meeting, including the nominees for election as directors. Only stockholders of record at the close of business on April 24, 2020 will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Regardless of whether you plan to participate in the Annual Meeting, we hope that you will vote as soon as possible. You may vote by proxy over the Internet (as described below), by telephone, or by mail (if you received paper copies of the proxy materials) by following the instructions on the proxy card or voting instruction card. Voting over the Internet or by telephone, written proxy or voting instruction card will ensure your representation at the Annual Meeting.

Thank you for your ongoing support of Madrigal.

Sincerely,

Paul A. Friedman

Chairman and Chief Executive Officer

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2020

To the Stockholders of Madrigal Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Madrigal Pharmaceuticals, Inc., a Delaware corporation, will be held on Wednesday, June 17, 2020, at 9:00 a.m. Eastern Time for the following purposes:

1.

to elect three Class I director nominees named in the accompanying proxy statement to serve on the Board of Directors for three-year terms expiring at the Annual Meeting of Stockholders to be held in 2023 or until their successors are duly elected and qualified;

2.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020;

3.

to approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission; and

4.	to transact such other business that is properly presented at the meeting and any adjournments or postponements thereof.

The 2020 Annual Meeting of Stockholders will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast. To participate in the 2020 Annual Meeting virtually via the Internet, please visit www.proxydocs.com/MDGL. Through this webcast, stockholders and proxyholders will be deemed to be present in person for purposes of conducting a vote at such meeting. In order to attend this webcast, you must register in advance at www.proxydocs.com/MDGL prior to the deadline of June 10, 2020 at 5:00 pm Eastern Time, as more fully described in the accompanying proxy statement and proxy card.

In accordance with rules established by the Securities and Exchange Commission, we are providing you access to our proxy materials over the Internet. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials, or the Notice, to our stockholders on or about May 5, 2020. The Notice will describe how to access and review our proxy materials, including our proxy statement, proxy card, and 2019 Annual Report on Form 10-K. The Notice, as well as our proxy card, will also describe how you may submit your proxy electronically. If you received just a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the accompanying proxy statement.

Only stockholders of record at the close of business on April 24, 2020, are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices for the ten days prior to the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting via live webcast. Whether or not you plan to attend the virtual Annual Meeting, please vote as soon as possible.

BY ORDER OF THE BOARD OF DIRECTORS

Brian J. Lynch
Senior Vice President and General Counsel

West Conshohocken, Pennsylvania
May 5, 2020

YOUR VOTE IS IMPORTANT. PLEASE CAST YOUR VOTE PROMPTLY.

2020 PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials

For the Stockholder Meeting to be Held on June 17, 2020

at 9:00 a.m. Eastern Time

This year’s meeting is a virtual stockholders meeting at www.proxydocs.com/MDGL.

The Proxy Statement, Proxy Card and Annual Report on Form 10-K for 2019 are available at:

www.proxydocs.com/MDGL

YOUR VOTE IS VERY IMPORTANT

You are cordially invited to attend the Annual Meeting, which will be a virtual meeting and therefore will not be held at a physical location. To participate in the 2020 Annual Meeting, virtually via the Internet, please visit www.proxydocs.com/MDGL. In order to attend, you must register in advance at www.proxydocs.com/MDGL prior to the deadline of June 10, 2020 at 5:00 pm Eastern Time. Whether or not you expect to attend the Annual Meeting virtually, please vote over the telephone or the Internet, or, if you receive a paper proxy card by mail, by completing, dating, signing and returning the proxy mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting.

PROXY STATEMENT

We prepared this proxy statement under the direction of our Board of Directors to solicit your proxy for use at our 2020 Annual Meeting of Stockholders to be held via internet webcast on Wednesday, June 17, 2020, at 9:00 a.m. Eastern Time. As used in this proxy statement, the terms “Madrigal,” “Public Madrigal,” the “Company,” “we,” “our” and “us” refer to Madrigal Pharmaceuticals, Inc., a Delaware corporation that has been publicly traded since July 22, 2016.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

How do I attend the Annual Meeting?

The 2020 Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the 2020 Annual Meeting virtually, via the Internet, please visit www.proxydocs.com/MDGL. In order to attend, you must register in advance at www.proxydocs.com/MDGL prior to the deadline of June 10, 2020 at 5:00 pm Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will permit you to submit questions. You will not be able to attend the 2020 Annual Meeting in person.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 5, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 24, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 15,429,154 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 24, 2020, your shares were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote directly through any of the following means: (1) electronically over the Internet, (2) by telephone, or (3) by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time, to ensure your vote is counted.

2020 PROXY STATEMENT	1

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 24, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting, on a virtual basis.

What am I voting on?

There are three matters scheduled for a vote:

•	election of three Class I directors (Proposal No. 1);

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020 (Proposal No. 2); and

•

approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, or SEC (Proposal No. 3).

What if another matter is properly brought before the meeting?

As of the date of this proxy statement, the Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For each of Proposal Nos. 1, 2 and 3 to be voted on at the Annual Meeting, including each nominee for director, you may vote “For” or “Against” or abstain from voting. See the table below for more details.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request. Whether or not you plan to participate in the virtual Annual Meeting webcast, we urge you to vote in advance by proxy by one of the foregoing means to ensure your vote is counted.

•

To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-866-249-5094 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. We recommend that you cast your telephone by 11:59 p.m. Eastern Time on June 16, 2020.

•

To vote through the Internet, go to www.proxypush.com/MDGL to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. We recommend that you cast your Internet vote by 11:59 p.m. Eastern Time on June 16, 2020.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting

2

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization for assistance on how to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of April 24, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the Internet, by telephone, or by completing a proxy card that may be delivered to you, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, “For” each of the proposals, including for each nominee for director. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or the NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we believe that Proposals Nos. 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal No. 2 is considered a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal No. 2.

If you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

2020 PROXY STATEMENT	3

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may submit another properly completed proxy card with a later date.

•

You may send a timely written notice that you are revoking your proxy to our Secretary at 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. Such notice will be considered timely if it is received at the indicated address by the close of business on Tuesday, June 16, 2020.

Your most current proxy card or most current vote via telephone or Internet proxy will be the vote that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count votes in accordance with the requirements summarized in the table within the section caption below.

What are “broker non-votes?”

When a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What Vote is Required to Approve Each Proposal and How Are Votes Counted?

Proposal 1: Election of Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. WITHHOLD votes will not be included in the vote tally for the election of the directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

4

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Proposal 2: Ratify Appointment of Independent Registered Public Accounting Firm

The vote of a majority of the shares of our common stock cast affirmatively at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. Abstentions are not considered votes cast and will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2020 fiscal year, our Audit Committee will reconsider its selection.

Proposal 3: Approve an Advisory Vote on the Compensation of our Named Executive Officers

The vote of a majority of the shares of our common stock cast affirmatively at the Annual Meeting is required to approve on an advisory basis the compensation of our named executive officers, as described in this proxy statement. Abstentions are not considered votes cast and will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The following table summarizes the applicable vote required for approval of each item of business to be transacted at the Annual Meeting, assuming there is a quorum. In addition, the table shows the effect on the outcome of the vote of: (i) abstentions (or, in the case of Proposal 1, WITHHOLD votes); (ii) “broker non-votes” or shares held by brokers when a beneficial owner of shares held in “street name” does not provide voting instructions for non-routine matters and, as a result, the broker/nominee is prohibited from voting those shares); and (iii) signed but unmarked proxy cards.

Proposal	Vote Required for Approval	Effect of Abstentions/ Withhold Votes (1)	Uninstructed Shares/ Effect of Broker Non-Votes (1)	Signed but Unmarked Proxy Cards (2)
1. Election of Directors	Plurality of Votes Cast	No effect	Not voted / no effect	Voted “For” each nominee
2. Ratification of selection of independent registered public accounting firm	The vote of a majority of the shares of our common stock cast affirmatively or negatively	No effect	Not applicable— discretionary vote by broker	Voted “For”
3. Advisory Vote on Compensation of Our Named Executive Officers	The vote of a majority of the shares of our common stock cast affirmatively or negatively	No effect	Not voted / no effect	Voted “For”

(1)	Abstentions and broker non-votes are included for purposes of determining whether a quorum is present.

(2)

If you sign and return your proxy card properly, but do not provide instructions on your proxy card as to how to vote your shares, your shares will be voted as shown in this column, and in accordance with the judgment of the individuals named as proxies on the proxy card as to any other matter properly brought before the Annual Meeting.

2020 PROXY STATEMENT	5

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Under the rules of the NASDAQ Stock Market, without voting instructions from beneficial owners, brokers will have discretion to vote on the ratification of the appointment of the independent registered public accounting firm but not on the other proposals.

Is Voting Confidential?

We will keep all the proxies and voting tabulations private. We only let our Inspector of Elections examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time, we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are deemed present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Except as otherwise noted, the following table sets forth certain information regarding the beneficial ownership of our common stock as of April 1, 2020 by:

•	each of our executive officers listed in this proxy statement;

•	each of our directors and director nominees;

•	all of our current directors and executive officers as a group; and

•	each stockholder known by us to own beneficially more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2020 pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 15,429,154 shares of common stock outstanding on April 1, 2020.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Madrigal Pharmaceuticals, Inc., 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428.

Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Directors and Executive Officers
Paul A. Friedman, M.D. (1)	1,845,303	11.67%
Rebecca Taub, M.D. (2)	1,845,303	11.67%
Marc R. Schneebaum (3)	185,739	1.19%
Brian J. Lynch (4)	18,813	*
Remy Sukhija	-0-	*
Kenneth M. Bate (5)	40,000	*
Fred B. Craves, Ph.D. (6)	4,513,921	29.18%
James M. Daly (7)	500	*
Keith R. Gollust (8)	100,452	*
Richard S. Levy, M.D. (9)	49,100	*
David Milligan Ph.D. (10)	10,000	*
All current executive officers and directors as a group (11 persons) (11)	6,763,828	41.89%
Five Percent Stockholders
Entities Affiliated with Bay City Capital LLC (12)	4,177,854	27.08%
Entities Affiliated with HealthCor Management, L.P. (13)	1,088,310	7.05%
Capital Research Global Investors (14)	1,697,119	10.99%
Entities Affiliated with Wellington Management Group LLP (15)	957,146	6.20%
Entities Affiliated with The Vanguard Group (16)	785,441	5.09%
Entities Affiliated with Baker Bros. Advisors LP (17)	1,169,278	7.58%

2020 PROXY STATEMENT	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

Includes: 384,081 shares of common stock issuable upon the exercise of Dr. Friedman’s options that are exercisable within sixty days of April 1, 2020; 655,540 shares of common stock owned and held by SQN, LLC, or SQN; shares held of record or in street name by Dr. Friedman; 8,000 shares held in a grantor retained annuity trust (the “GRAT”); and the deemed beneficial ownership of shares not reflected in the foregoing clauses that are beneficially owned by his spouse, Dr. Taub. See footnote 2 below for Dr. Taub’s beneficial ownership information, but note that the shares described therein should not be double-counted with Dr. Freidman’s shares described herein. Dr. Friedman is a managing member of SQN and may be deemed to share voting and investment power over our common stock that is owned and held by SQN. Dr. Friedman disclaims beneficial ownership of our common stock held by SQN and the GRAT and shares of our common stock beneficially owned by Dr. Taub, except to the extent of his pecuniary interest therein.

(2)

Includes: 211,978 shares of common stock issuable upon the exercise of Dr. Taub’s options that are exercisable within sixty days of April 1, 2020; 655,540 shares of common stock held by SQN; shares held of record or in street name by Dr. Taub; 8,000 shares held in the GRAT; and the deemed beneficial ownership of shares not reflected in the foregoing clauses that are beneficially owned by her spouse, Dr. Friedman. See footnote 1 above for Dr. Freidman’s beneficial ownership information, but note that the shares described therein should not be double-counted with Dr. Taub’s shares described herein. Dr. Taub is a managing member of SQN and may be deemed to share voting and investment power over our common stock that is owned and held by SQN. The 655,540 shares held by SQN and the 8,000 shares held by the GRAT are the same shares of our common stock as are listed in footnote 1. Dr. Taub disclaims beneficial ownership of our common stock held by SQN and the GRAT and shares of our common stock beneficially owned by Dr. Friedman, except to the extent of her pecuniary interest therein.

(3)	Includes 144,072 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020.

(4)	Includes 18,313 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020.

(5)	Consists of 40,000 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020.

(6)

Includes 4,177,854 shares of common stock held by investment entities affiliated with Bay City Capital LLC, or BCC, as set forth in footnote 12 below, and 40,000 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020 issued to Dr. Craves, a director of the Issuer, in connection with his service as a director of the Issuer. Dr. Craves is a party to an agreement whereby he must transfer such stock options to BCC upon receipt. Dr. Craves is a managing director of BCC and thus may be deemed to share voting and investment power and therefore beneficially own shares held by the entities listed in footnote 12. Dr. Craves disclaims beneficial ownership of the shares beneficially owned by the entities listed in footnote 12 except to the extent of his pecuniary interest therein.

(7)	Includes 500 shares of common stock issuable upon the exercise of outstanding options exercisable within sixty days of April 1, 2020.

(8)

Includes 40,000 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020, 43,975 shares of common stock owned of record by Wyandanch Partners, L.P., 11,477 shares held directly and 5,000 shares of common stock owned of record by Keith R. Gollust Roth IRA. Mr. Gollust is the president and sole stockholder of Gollust Management, Inc., which is the general partner of Wyandanch Partners, L.P.

(9)	Includes 40,000 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020.

(10)	Includes 10,000 shares of common stock issuable upon the exercise of options exercisable within sixty days of April 1, 2020.

(11)

Percentage calculation includes common stock issuable upon the exercise of options as set forth in footnotes 1 through 10. Common stock beneficially owned by Drs. Friedman and Taub and referenced in footnotes 1 and 2 above have not been double-counted in the number of shares beneficially owned on this line.

(12)

Information in the table and this footnote is based on disclosures made in Schedule 13D, Amendment No. 2 filed with the SEC on December 13, 2019. Of the 4,177,854 shares listed above, 4,089,702 shares of common stock are held by Bay City Capital Fund IV, L.P., or Fund IV, and 88,152 shares of common stock are held by Bay City Capital Fund IV Co-Investment Fund, L.P., or Co-Invest Fund. Bay City Capital Management IV LLC, or BCC Management IV, is the general partner of Fund IV and Co-Invest Fund. BCC Management IV holds no shares of common stock directly, but is deemed to have beneficial ownership of common stock owned by Fund IV and Co-Invest Fund due to its role as general partner of such funds. Investment and voting decisions by BCC Management IV are exercised by BCC as manager. BCC holds no shares of common stock directly. Due to its role as manager of BCC Management IV, BCC is deemed to have beneficial ownership of common stock deemed to be beneficially owned by BCC Management IV. Dr. Craves is a managing director of BCC and thus may be deemed to share investment and voting power and therefore beneficially own shares held by these entities. Dr. Craves disclaims beneficial ownership of the shares beneficially owned by these entities except to the extent of his pecuniary interest therein. The address for BCC and the entities affiliated with BCC is 750 Battery Street, Suite 400, San Francisco, California 94111.

(13)

Number of shares beneficially owned is based solely upon information disclosed by the entities listed above via Amendment No.1 to Schedule 13G filed with the SEC on February 14, 2020. The address for the entities listed above is 55 Hudson Yards, 28th Floor, New York, New York 10001.

(14)

Number of shares beneficially owned is based solely upon information disclosed via Amendment No. 2 to Schedule 13G filed with the SEC on February 14, 2020. The address for the entities listed above is 333 South Hope Street, Los Angeles, CA 90071.

(15)

Number of shares beneficially owned is based solely upon information disclosed via Schedule 13G filed with the SEC on January 28, 2020. The address for the entities listed above is c/o Wellington Management Company, 280 Congress Street, Boston, MA 02210.

8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(16)

Number of shares beneficially owned is based solely upon information disclosed via Schedule 13G filed with the SEC February 11, 2020. The address for the entities listed above is 100 Vanguard Blvd., Malvern, PA 19355.

(17)

Based upon information disclosed via Schedule 13G filed with the SEC on February 13, 2019 (the “Baker Bros. 13G”), the number of shares in the table reflects common stock of Madrigal directly held by certain affiliated funds. The shares described in the table do not include 1,969,797 shares of Common Stock that may be acquired upon conversion of convertible preferred stock of Madrigal, subject to the limitation on conversion described in the Baker Bros. 13G. Assuming Baker Bros. Advisors LP took action to remove such conversion limitation completely, Baker Bros. Advisors LP would be deemed to beneficially own 3,139,075 shares, or 18.04%, of Madrigal common stock. The address for the entities listed above and additional reporting persons described in the Baker Bros. 13G is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, NY 10014.

2020 PROXY STATEMENT	9

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our restated certificate of incorporation and restated bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Our Board of Directors, which consists of eight members, is classified into three classes as follows:

•	the Class I directors are Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly, and their terms will expire at the Annual Meeting of Stockholders to be held in 2020;

•	the Class II directors are Rebecca Taub, M.D. and Fred B. Craves, Ph.D., and their terms will expire at the Annual Meeting of Stockholders to be held in 2021; and

•	the Class III directors are Keith R. Gollust, David Milligan, Ph.D. and Richard S. Levy, M.D., and their terms are scheduled to expire at the at the Annual Meeting of Stockholders to be held in 2022.

On March 5, 2020, our Nominating and Governance Committee nominated Paul A. Friedman, M.D., Kenneth M. Bate, and James M. Daly, for election at the Annual Meeting for a term of three years to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors, their ages, their offices in the company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Except as otherwise specified, such information is reflected as of April 1, 2020. As used in certain of the following biographical descriptions, the term “Private Madrigal” refers to Madrigal Pharmaceuticals, Inc., a privately-held Delaware corporation focused on developing innovative therapeutic candidates for the treatment of cardiovascular, metabolic and liver diseases prior to the consummation of the Merger; the term “Merger” means the July 22, 2016 business combination transaction and name change which involved the merger of Private Madrigal and a subsidiary of Synta and resulted in the establishment of Public Madrigal; and the term “Synta” refers to Synta Pharmaceuticals Corp., a publicly traded Delaware corporation prior to the consummation of the Merger. Additionally, information is set forth below about the specific experience, qualifications, attributes or skills relevant to service on our Board of Directors.

Name	Age	Position
Kenneth M. Bate (1)(2)	69	Class I Director
Fred B. Craves, Ph.D. (2)(3)	74	Lead Director and Class II Director
James M. Daly (1)(3)	58	Class I Director
Paul A. Friedman, M.D.	77	Chairman of the Board of Directors, Chief Executive Officer and Class I Director
Keith R. Gollust (1)(3)	74	Class III Director
Richard S. Levy, M.D. (2)(3)	62	Class III Director
David Milligan, Ph.D. (1)(2)	79	Class III Director
Rebecca Taub, M.D.	68	President, Research & Development, Chief Medical Officer and Class II Director

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Nominating and Governance Committee.

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MANAGEMENT AND CORPORATE GOVERNANCE

In addition to the information presented below regarding each of our director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board of Directors.

Kenneth M. Bate

Age: 69 Director Since: July 2016

Biographical Information

Mr. Bate currently works as an independent consultant. Previously, Mr. Bate was the President and Chief Executive Officer of Archemix Corp., a privately-held biopharmaceutical company, a position he held from April 2009 through December 2011. From 2006 to April 2009, he served in various positions at NitroMed, Inc., a publicly-held pharmaceutical company, most recently as President and Chief Executive Officer. From 2002 to 2005, Mr. Bate served as Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Millennium Pharmaceuticals, Mr. Bate co-founded JSB Partners, LLC, a banking and advisory services firm for biopharmaceutical and life sciences companies. From 1990 to 1996, Mr. Bate was employed with Biogen, Inc., a publicly-held biotechnology company, first as its Chief Financial Officer and then as head of the commercial organization responsible for launching its multiple sclerosis business. Mr. Bate currently serves as chairman of the board of directors of the following publicly-held biopharmaceutical companies: AVEO Pharmaceuticals, Inc., Genocea Biosciences, Inc. and Catabasis Pharmaceuticals, Inc. In addition, Mr. Bate currently serves on the board of directors of Epizyme, Inc., a publicly-held biopharmaceutical company. During the last five years, Mr. Bate also served as chairman of the board of directors of Cubist Pharmaceuticals, Inc. and as a director of BioMarin Pharmaceuticals, Inc. and Vanda Pharmaceuticals Inc., each a publicly-held biopharmaceutical company. Mr. Bate holds a B.A. in Chemistry from Williams College and an M.B.A. from The Wharton School of the University of Pennsylvania.

Qualifications

We believe that Mr. Bate’s qualifications to serve on our board of directors include his operating, finance, commercial, transactional and senior management experience in the industry, such as his experience as chief executive officer of Archemix and NitroMed, as head of commercial operations and chief financial officer at Millennium Pharmaceuticals, and as chief financial officer and vice president of sales and marketing at Biogen, as well as his experience serving on the board of directors of other public companies in the life sciences industry.

Fred B. Craves, Ph.D.

Age: 74 Director Since: July 2016

Biographical Information

Dr. Craves co-founded and served as Chairman of the Board of Private Madrigal, a privately-held biopharmaceutical company, from its inception in September 2011 through the Merger involving Synta, in July of 2016. Dr. Craves is a Managing Director and co-founder of Bay City Capital. In the course of his career, Dr. Craves has founded and managed several biotechnology companies. Dr. Craves previously served on the boards of directors of several privately-held and publicly-held companies. Dr. Craves currently serves as a member of the board of directors of Synchronicity Pharma, Inc., Imidomics, Inc., and KBP Pharmaceuticals, Inc., each a privately-held life science company. During the past five years, Dr. Craves served as a member of the board of directors of Dermira, Inc. and Twist Bioscience, Inc., each a publicly-held life science company. Dr. Craves earned a B.S. degree in biology from Georgetown University, an M.S. in biochemical pharmacology from Wayne State University and a Ph.D. in pharmacology and experimental toxicology from the University of California, San Francisco.

Qualifications

We believe that Dr. Craves is qualified to serve on our board of directors due to his extensive experience with founding, managing and serving on the boards of directors of life sciences companies, both public and private, and his extensive knowledge of the life sciences industry.

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MANAGEMENT AND CORPORATE GOVERNANCE

James M. Daly

Age: 58 Director Since: July 2016

Biographical Information

On June 27, 2019, our Board of Directors appointed James M. Daly as a member of our Board of Directors. Mr. Daly has over 30 years of experience leading U.S. and global businesses in the biopharmaceutical industry and also currently serves as a Director of Acadia Pharmaceuticals, argenx SE, Bellicum Pharmaceuticals, and Halozyme Therapeutics. He previously served on the board of directors of Chimerix, Inc. Most recently, Mr. Daly served as Executive Vice President and Chief Commercial Officer at Incyte Corporation from 2012 to 2015. Previously, Mr. Daly worked for Amgen, Inc. and held various leadership positions over a 10-year period, including his last role as Senior Vice President, North America Commercial Operations, Global Marketing and Commercial Development. Earlier in his career, he spent over 16 years with Glaxo Wellcome/GlaxoSmithKline (GSK), where he held roles of increasing responsibility, including his last role as Senior Vice President, General Manager of the Respiratory and Anti-Infective Business Unit. He earned a B.S. in Pharmacy and an M.B.A. from the University at Buffalo, The State University of New York.

Qualifications

We believe that Mr. Daly is qualified to serve as a member of our board of directors due to his extensive experience as a pharmaceutical executive heading up major commercialization programs and given his extensive experience as a director with public biopharmaceutical companies.

Paul A. Friedman, M.D.

Age: 77 Director Since: July 2016

Biographical Information

Dr. Friedman has served as our Chairman and Chief Executive Officer since July 22, 2016. Dr. Friedman served as the Chief Executive Officer of Incyte Corporation, a publicly-held biopharmaceutical company, or Incyte, from November 2001 until his retirement in January 2014 and has continuously served on the Incyte board since November 2001. Dr. Friedman also serves on the Board at Alexion Pharmaceuticals, a public company. Dr. Friedman served from 1994 to 1998, as President of Research & Development for the DuPont-Merck Pharmaceutical Company and from 1998 to 2001 as President of DuPont Pharmaceuticals Research Laboratories, a wholly-owned subsidiary of the DuPont Company. From 1991 to 1994, he served as Senior Vice President at Merck Research Laboratories. Prior to his tenures at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a diplomat of the American Board of Internal Medicine and a member of the American Society of Clinical Investigation. He previously served on the board of directors of the following publicly-held pharmaceutical companies in the last five years: Cerulean Pharma Inc. (now Daré Bioscience, Inc.) (through January of 2017); Synta Pharmaceuticals Corp. (through April of 2016); and Verastem, Inc. (through April of 2017). Dr. Friedman received his A.B. in Biology from Princeton University and his M.D. from Harvard Medical School. Dr. Friedman and Dr. Taub, our Chief Medical Officer, President, Research & Development, and a director, are married.

Qualifications

We believe that Dr. Friedman is qualified to serve as Chief Executive Officer and as Chairman of our board of directors due to his: more than 40 years of experience in the biopharmaceutical industry; deep experience in research and both early and late stage clinical development; extensive experience building and leading R&D organizations, expanding company pipelines of assets, and overseeing the commercial development of innovative therapeutic products across a range of areas; and valuable perspectives to the Board as Madrigal’s Chief Executive Officer.

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MANAGEMENT AND CORPORATE GOVERNANCE

Keith R. Gollust

Age: 74 Director Since: July 2016

Biographical Information

Mr. Gollust served on our Board since July of 2016, on the board of directors of Synta from July 2002 through the Merger in July 2016 and as Chairman of the Synta board of directors from September 2002 through the Merger in July 2016. Mr. Gollust is a private investor and President of Gollust Management, Inc., the general partner of Wyandanch Partners, an investment partnership. In the past, Mr. Gollust has is served as a director of numerous public and private companies, and he currently serves on the board of VINDEX, LLC, a private company. Mr. Gollust received a B.A. from Princeton University and an M.S.I.A. from Carnegie Mellon University.

Qualifications

We believe that Mr. Gollust is qualified to serve as a member of our board of directors due to his experience as managing general partner of various investment partnerships which have given him the responsibility for investing over $1 billion as a fiduciary.

Richard S. Levy, M.D.

Age: 62 Director Since: August 2016

Biographical Information

Dr. Levy has served on Madrigal’s board of directors since August of 2016. Dr. Levy also serves on the board of directors of Artara Therapeutics, Inc., Kodiak Sciences Inc., and Kiniksa Pharmaceuticals, Ltd., each a publicly-held pharmaceutical company. Dr. Levy previously served on the board of Aquinox Pharmaceuticals, Inc. Previously, from December 2016 to May 2019, Dr. Levy was a part-time Senior Advisor for Baker Bros. Advisors, L.P., a firm that primarily manages long-term investment funds focused on publicly traded life sciences companies. Dr. Levy served as Executive Vice President and Chief Drug Development Officer at Incyte from January 2009 until his retirement in April 2016, and as Senior Vice President of Drug Development at Incyte from August 2003 to January 2009. Prior to joining Incyte, Dr. Levy served as Vice President, Biologic Therapies, at Celgene Corporation, a publicly-held biopharmaceutical company, from 2002 to 2003. From 1997 to 2002, Dr. Levy served in various executive positions with DuPont Pharmaceuticals Company, first as Vice President, Regulatory Affairs and Pharmacovigilence, and thereafter as Vice President, Medical and Commercial Strategy. Dr. Levy served at Novartis, and its predecessor company Sandoz, from 1991 to 1997 in positions of increasing responsibility in clinical research and regulatory affairs. Dr. Levy has more than 25 years’ experience in the pharmaceutical and biotechnology industries through his prior positions at Incyte, Celgene, DuPont Pharmaceuticals and Novartis, has extensive clinical research, regulatory and product development skills and has worked in multiple therapeutic areas. Prior to joining the pharmaceutical industry, Dr. Levy served as an Assistant Professor of Medicine at the UCLA School of Medicine. Dr. Levy is Board Certified in Internal Medicine and Gastroenterology and received his A.B. in Biology from Brown University, his M.D. from the University of Pennsylvania School of Medicine, and completed his training in Internal Medicine at the Hospital of the University of Pennsylvania and a fellowship in Gastroenterology and Hepatology at UCLA.

Qualifications We believe that Dr. Levy is qualified to serve on our board of directors due to his extensive and diverse experience in the pharmaceutical and biotechnology industries.

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MANAGEMENT AND CORPORATE GOVERNANCE

David Milligan, Ph.D.

Age: 79 Director Since: July 2016

Biographical Information

Dr. Milligan currently works as an independent consultant. Previously, Dr. Milligan was a partner at Bay City Capital LLC, a life sciences investment firm, a position he held from 1997 through 2013. From 1979 to 1996, Dr. Milligan served in a variety of roles retiring as Senior Vice President and Chief Scientific Officer at Abbott Laboratories, a publicly-held healthcare products company. Dr. Milligan currently serves as a director of Inspirotech and Minute Molecular Diagnostics, which are privately-held life sciences companies. He is also on the Board of Xoult, a life sciences software company, as well as Ekatra Inc., a company utilizing information technology to monitor and protect valuable assets. From 2016 to 2018 he was a board member for WebLoq Inc, a privately-held information technology security company that is no longer in business. Starting in 1995, Dr. Milligan served as a director of Caliper Life Sciences, a publicly-held pharmaceutical and biotechnology company that was acquired by PerkinElmer Company in 2011, as well as ICOS, a publicly-held pharmaceutical company where he was a board member and later lead director before it was acquired by Eli Lilly in 2008. Dr. Milligan also served as Chairman and a director at Vicuron Pharmaceuticals, Inc., a privately-held biopharmaceutical company from 1997 to 2005 when it was acquired by Pfizer. He was also a director of Reliant Pharmaceuticals, Inc., a privately-held pharmaceutical company from 1999 until acquired by GlaxoSmithKline, in 2007. In addition, he was a director of Pathway Diagnostics Corporation, a privately-held diagnostics company acquired by Quest Diagnostics, Inc., and a director of Maxia Pharmaceuticals, Inc., a privately-held pharmaceutical company acquired by Incyte Corporation, from 1999 to 2003. Dr. Milligan received an A.B. in Chemistry from Princeton University and an M.S. and Ph.D. in Organic Chemistry from the University of Illinois.

Qualifications

We believe that Dr. Milligan’s qualifications to serve on our board of directors include his operating, finance, commercial, transactional and senior management experience in the life sciences industry, as well as his experience serving on the boards of directors of publicly- and privately-held companies in the life sciences industry.

Rebecca Taub, M.D.

Age: 68 Director Since: July 2016

Biographical Information

Dr. Taub has been a member of our Board of Directors since July 2016 and has served as our President, Research & Development since June 2019 and our Chief Medical Officer since July 2016. She also served as Executive Vice President, Research & Development, from July 2016 through June 2019. Dr. Taub served on the board of directors of Private Madrigal and as Chief Executive Officer of Private Madrigal from its inception in September 2011 through the Merger in July 2016. Prior to joining Private Madrigal, Dr. Taub served as Senior Vice President, Research and Development of VIA Pharmaceuticals from 2008 to 2011 and as Vice President, Research, Metabolic Diseases at Hoffmann-La Roche from 2004 to 2008. In those positions, Dr. Taub oversaw clinical development and drug discovery programs in cardiovascular and metabolic diseases including the conduct of a series of Phase I and II proof of conduct clinical trials. Dr. Taub led drug discovery including target identification, lead optimization and advancement of preclinical candidates into clinical development. From 2000 through 2003, Dr. Taub worked at Bristol-Myers Squibb Co. and DuPont Pharmaceutical Company, in a variety of positions, including Executive Director of CNS and metabolic diseases research. Before becoming a pharmaceutical executive, Dr. Taub was a tenured Professor of Genetics and Medicine at the University of Pennsylvania, and remains an adjunct professor. Dr. Taub is the author of more than 120 research articles. Before joining the faculty of the University of Pennsylvania, Dr. Taub served as an Assistant Professor at the Joslin Diabetes Center of Harvard Medical School, Harvard University and an associate investigator with the Howard Hughes Medical Institute. Dr. Taub received her M.D. from Yale University School of Medicine and B.A. from Yale College. Dr. Taub and Dr. Friedman, our Chief Executive Officer and Chairman of the Board of Directors, are married.

Qualifications

We believe that Dr. Taub is qualified to serve as Chief Medical Officer, President, Research and Development and a member of our board of directors due to her extensive experience as a pharmaceutical executive heading up major development programs in non-alcoholic steatohepatitis, or NASH.

14

MANAGEMENT AND CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with our company, either directly or indirectly. Based on this review, our Board of Directors has determined that each of its current and nominated directors is independent under applicable listing standards of the NASDAQ Stock Market LLC, or NASDAQ, other than Dr. Friedman, who is our Chief Executive Officer, and Dr. Taub, who is our Chief Medical Officer and President, Research & Development.

Committees of the Board of Directors and Meetings

Meeting Attendance

Our Board of Directors held four meetings and acted one time by unanimous written consent in lieu of a meeting during 2019. Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during 2019. The Board of Directors has adopted a policy under which each member of the Board of Directors is encouraged, but not required, to attend each Annual Meeting of Stockholders. Each member of our Board of Directors at the time of our 2019 Annual Meeting of Stockholders attended such Meeting.

Audit Committee

Our Audit Committee is composed of Messrs. Bate (chairman), Daly and Gollust and Dr. Milligan. Our Audit Committee held four meetings during 2019. Our Board of Directors has determined that each member of the Audit Committee is independent under SEC rules and the applicable listing standards of NASDAQ, as such rules and standards apply specifically to members of audit committees. Our Board of Directors has determined that Mr. Bate is an “audit committee financial expert,” as the SEC has defined that term, and has the requisite financial sophistication in accordance with applicable NASDAQ listing standards. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to:

•	approve and retain the independent auditors to conduct the annual audit of our consolidated financial statements;

•	review the proposed scope and results of the audit;

•	review and pre-approve the independent auditor’s audit and non-audit services rendered;

•	approve the audit fees to be paid;

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;

•	review and approve transactions between us and our directors, officers and affiliates;

•	recognize and prevent prohibited non-audit services;

•	establish procedures for complaints received by us regarding accounting matters;

•	oversee internal audit functions, if any; and

•	prepare the report of the Audit Committee that the rules of the SEC require to be included in our Annual Meeting proxy statement.

A copy of the Audit Committee’s written charter is publicly available through the “Investors—Corporate Governance” section of our website at www.madrigalpharma.com.

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MANAGEMENT AND CORPORATE GOVERNANCE

Compensation Committee

Our Compensation Committee is composed of Mr. Bate and Drs. Craves, Levy (chairman) and Milligan. Our Compensation Committee held three meetings and acted one time by unanimous written consent in lieu of a meeting during 2019. Our Board of Directors has determined that each member of the Compensation Committee is independent under SEC rules and the applicable listing standards of NASDAQ. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include the authority to:

•	review and establish the compensation arrangements for management, including the compensation for our Chief Executive Officer;

•	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

•	administer our stock incentive plan;

•

review the Compensation Discussion and Analysis, or CD&A, discuss the CD&A with management and, based on such review and discussions, recommend to our Board of Directors that the CD&A be included in our Annual Report on Form 10-K, Annual Meeting proxy statement, or any other applicable filing as required by the SEC; and

•	prepare the report of the Compensation Committee that SEC rules require to be included in our Annual Meeting proxy statement.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least twice per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the committee consisting of one or more members of the Compensation Committee.

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In October 2016, the Compensation Committee engaged Compensia, Inc., or Compensia, as its independent compensation consultant, continuing through to the present. Compensia was engaged to review all aspects of our executive compensation programs. As described in the CD&A, Compensia assists the Compensation Committee in defining the appropriate peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Compensation Committee also uses information obtained from Compensia for evaluating our executive compensation practices, including measuring the competitiveness of our practices, and to review our cash bonus policy, equity awards, and base salary benchmarks across all levels of the Company. The Compensation Committee has assessed the independence of Compensia pursuant to SEC rules and the corporate governance rules of NASDAQ and concluded that no conflict of interest exists that would prevent Compensia from independently representing the Compensation Committee. In compliance with SEC rules and the corporate governance rules of NASDAQ, Compensia provided the Compensation Committee with a letter addressing each of the six independence factors. Their responses affirm the independence of Compensia and the partners, consultants, and employees who service the Compensation Committee on executive compensation matters and governance issues.

Please also see the CD&A and the report of the Compensation Committee set forth elsewhere in this proxy statement.

A copy of the Compensation Committee’s written charter is publicly available through the “Investors—Corporate Governance” section of our website at www.madrigalpharma.com.

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MANAGEMENT AND CORPORATE GOVERNANCE

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Drs. Craves and Levy and Messrs. Daly and Gollust (chairman). Our Nominating and Governance Committee held one meeting during 2019. Our Board of Directors has determined that each member of the Nominating and Governance Committee is independent under SEC rules and the applicable listing standards of NASDAQ. Our Nominating and Governance Committee’s role and responsibilities are set forth in the Nominating and Governance Committee’s written charter and include the authority to:

•	identify and nominate members of the Board of Directors;

•	develop and recommend to the Board of Directors a set of corporate governance principles applicable to our company; and

•	oversee the evaluation of the Board of Directors and management.

In future annual meetings, if a stockholder wishes to propose to nominate a director for election and include such candidate proposal in our proxy statement, in order to be properly considered by our Nominating and Governance Committee, such proposal must follow the procedures described below as well as under our bylaws, as summarized under “Stockholder Proposals at Future Annual Meetings” at the end of this proxy statement (our “Bylaw Provisions Related to Stockholder Nominations of Director Candidates”).

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third-party search firms or other appropriate sources. For all potential candidates, our Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of the stockholders. Director candidates nominated by stockholders for election at an Annual Meeting must be made in accordance with our Bylaw Provisions Related to Stockholder Nominations of Director Candidates, and are subject to the following requirements and/or considerations. Our Nominating and Governance Committee will consider a recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year.

Additionally, stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of our Secretary at 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next Annual Meeting.

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MANAGEMENT AND CORPORATE GOVERNANCE

The recommendation must also be accompanied by the following information concerning the proposed director nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding our company; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the Board of Directors and to the governance of our company and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of our company. The recommendation must also be accompanied by the written consent of the proposed nominee (1) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (2) if nominated and elected, to serve as a director.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of our company for our stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of our company;

•

candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

Our Nominating and Governance Committee considers diversity of experience as one of the factors it considers in conducting its assessment of director nominees, along with such other factors as it deems appropriate given the then current needs of the Board and the company, to maintain a balance of knowledge, experience and capability.

In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board of Directors, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by NASDAQ.

A copy of the Nominating and Governance Committee’s written charter is publicly available through the “Investors—Corporate Governance” section of our website at www.madrigalpharma.com.

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MANAGEMENT AND CORPORATE GOVERNANCE

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is composed of Mr. Bate and Drs. Craves, Levy and Milligan. No member of our Compensation Committee has at any time been an employee of our company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Board Leadership Structure

Currently, our Chief Executive Officer, Dr. Friedman, serves as Chairman of our Board of Directors. Our Board of Directors believes that Dr. Friedman is the director best situated to identify strategic opportunities for our company and to focus the activities of our Board of Directors due to his full-time commitment to our business operations. Our Board of Directors also believes that Dr. Friedman’s dual roles as Chairman of the Board and Chief Executive Officer promotes effective execution of our business strategy and facilitates information flow between management and our Board of Directors. Our Board of Directors has appointed Fred Craves as lead independent director to enhance the independence of our Board leadership function.

Our Board of Directors has determined that maintaining the independence of a majority of our directors helps maintain the Board’s independent oversight of management and ensures that the appropriate level of independence is applied to all Board decisions. Moreover, in addition to feedback provided during the course of Board meetings, the independent directors conduct regular executive sessions without the presence of Dr. Friedman, Dr. Taub or any other members of management. Our Audit, Compensation, and Nominating and Governance Committees, each consisting of independent directors, oversee critical matters such as our accounting policies, financial reporting processes, internal control assessment over financial reporting, executive compensation program, and selection and evaluation of our directors and director nominees.

Our Board of Directors’ Role in Risk Oversight

Our Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of our executive officers’ management of risks relevant to us. A fundamental part of risk oversight is not only understanding the material risks our company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our Board of Directors in reviewing our business strategy is an integral aspect of its assessment of our management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for us.

While it has overall responsibility for risk oversight, our Board of Directors has delegated oversight responsibility related to certain risks to committees of the Board. Our Audit Committee is responsible for reviewing our policies with respect to risk assessment and risk management, as well as coordinating our internal control over financial reporting, disclosure controls and procedures and code of conduct. Our Audit Committee receives regular reports from officers responsible for oversight of particular risks within our company at its regularly scheduled meetings and other reports as requested by our Audit Committee from time to time. The Nominating and Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters. In addition, our Compensation Committee has authority to oversee risks as to our compensation programs and discusses with management its annual assessment of our employee compensation policies and programs.

Our Board of Directors satisfies its overall responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from relevant officers within our company. Our Board of Directors believes that full and open communication between management and the board is essential for effective risk management and oversight.

2020 PROXY STATEMENT	19

MANAGEMENT AND CORPORATE GOVERNANCE

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at ir@madrigalpharma.com. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, must prepare the communication in written form and mail or hand deliver the same to the following address:

ATTN: SECURITY HOLDER COMMUNICATION

Board of Directors

Madrigal Pharmaceuticals, Inc.

200 Barr Harbor Drive, Suite 200

West Conshohocken, PA 19428

Such communications should not exceed 500 words in length and must be accompanied by the following information:

•	a statement of the type and amount of the securities of our company that the person holds;

•	any special interest, meaning an interest not in the capacity as a stockholder of our company, that the person has in the subject matter of the communication; and

•	the address, telephone number and e-mail address, if any, of the person submitting the communication.

The following types of communications are not appropriate for delivery to directors under these procedures:

•

communications regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to security holders or other constituencies of our company (such as employees, members of the communities in which we operate our businesses, customers and suppliers) generally;

•	communications that advocate engaging in illegal activities;

•	communications that, under community standards, contain offensive, scurrilous or abusive content; and

•	communications that have no rational relevance to the business or operations of our company.

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as:

•	junk mail and mass mailings;

•	résumés and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

20

MANAGEMENT AND CORPORATE GOVERNANCE

Information About Our Executive Officers

The following table sets forth certain information regarding our executive officers as of April 1, 2020:

Name	Age	Position
Paul A. Friedman, M.D.	77	Chairman of the Board and Chief Executive Officer
Rebecca Taub, M.D.	68	President, Research & Development, and Chief Medical Officer
Remy Sukhija	48	Senior Vice President, Chief Commercial Officer
Marc R. Schneebaum	65	Senior Vice President, Chief Financial Officer
Brian J. Lynch	58	Senior Vice President and General Counsel

Paul A. Friedman, M.D. Dr. Friedman’s biographical information is set forth above under “Management and Corporate Governance—The Board of Directors.”

Rebecca Taub, M.D. Dr. Taub’s biographical information is set forth above under “Management and Corporate Governance—The Board of Directors.”

Remy Sukhija, who joined Madrigal as Senior Vice President, Chief Commercial Officer, on April 1, 2020, has over 25 years of commercial experience with large pharmaceutical and biopharmaceutical companies. Before joining Madrigal, from January of 2017 to March of 2020, Mr. Sukhija served as Senior Vice President, US Commercial, for Otsuka Pharmaceutical, and also as CEO of Otsuka Digital Health, Inc. from June of 2018 to June of 2019. From May of 2015 to December of 2016, Remy was Chief Operating Officer for Merganser Biotech, Inc. From April 2010 to April 2015, Mr. Sukhija served as Vice President and Business Unit Head for Biogen. While at Biogen, Remy was responsible for building a commercial organization in support of the launch of two rare disease therapies (ALPROLIX and ELOCTATE), and he was a member of the U.S. leadership team responsible for the $5 billion per year U.S. affiliate and launch of Tecfidera® and Plegridy® for multiple sclerosis. Earlier in his career, he held positions of increasing responsibility for Pfizer and GlaxoSmithKline. Mr. Sukhija earned his degree in business from The University of Akron.

Marc R. Schneebaum joined us as our Senior Vice President and Chief Financial Officer in July 2016. Mr. Schneebaum served as Synta’s Senior Vice President and Chief Financial Officer from December 2014 through the Merger in July 2016. Mr. Schneebaum has over 25 years of experience in the biotechnology and healthcare sector. Prior to joining Synta, Mr. Schneebaum served as a consultant in the healthcare industry. From 2011 to 2013, Mr. Schneebaum served as President, Chief Executive Officer and a director of Predictive BioSciences, Inc., a commercial stage cancer diagnostics company. From 1997 to 2010, he served as President, Chief Executive Officer, and a director of Sensors for Medicine and Science, Inc., an emerging medical technology company. From 1991 to 1997, he served as Senior Vice President, Finance, Business Development and Administration, and Chief Financial Officer of Genetic Therapy, Inc., a biotechnology company (acquired by Sandoz/Novartis). From 1987 to 1991, Mr. Schneebaum was a Vice President at Alex. Brown & Sons Incorporated, a leading investment banking firm, where he participated in a variety of finance and strategic assignments. Mr. Schneebaum began his career in the accounting and auditing group at KPMG LLP, advancing to Senior Manager in the management consulting group. Mr. Schneebaum served as a director of GenVec, Inc., a publicly-held biopharmaceutical company acquired by Intrexon Corporation, from 2007 to 2017. Mr. Schneebaum earned his B.S. in Business Administration, Accounting from the University of Maryland.

Brian J. Lynch has served as our Senior Vice President and General Counsel since February of 2019. Brian has over 33 years of legal experience, including over 28 years in private practice. Brian has served as a Partner in leading law firms headquartered in Philadelphia (Morgan, Lewis & Bockius and Drinker Biddle & Reath), Washington, DC (Hogan Lovells) and Silicon Valley (Cooley), and a significant portion of his private practice experience was focused on serving life sciences companies. In addition to his law firm experience, Mr. Lynch served as our Consulting General Counsel (from July of 2018 through February of 2019) and in public service in Washington, DC (from 1987 -1990) in the Division of Corporation Finance at the Securities and Exchange Commission.

2020 PROXY STATEMENT	21

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis, or CD&A, explains the policies and objectives underlying our executive compensation program as it relates to the following “named executive officers” whose compensation information is presented in the tables following this discussion under “Executive Officer and Director Compensation” in accordance with SEC rules:

Name	Position
Paul A. Friedman, M.D.	Chief Executive Officer
Rebecca Taub, M.D.	President, Research & Development, and Chief Medical Officer
Marc R. Schneebaum	Senior Vice President, Chief Financial Officer
Brian J. Lynch	Senior Vice President and General Counsel

Madrigal’s Focus and its Achievements in 2019

•

Our Focus. We are a clinical-stage biopharmaceutical company focused on the development and commercialization of innovative therapeutic candidates for the treatment of cardiovascular, metabolic, and liver diseases. Our lead product candidate, resmetirom, is a proprietary, liver-directed, selective thyroid hormone receptor-ß, or THR-ß, agonist being developed as a once-daily oral pill that can potentially be used to treat a number of disease states with high unmet medical need, including non-alcoholic steatohepatitis, or NASH.

•

Our Patient Market Opportunity. NASH is a serious inflammatory form of nonalcoholic fatty liver disease, or NAFLD. NAFLD has become the most common liver disease in the United States and other developed countries and is characterized by an accumulation of fat in the liver with no other apparent causes. NASH can progress to cirrhosis or liver failure, require liver transplantation and can also result in liver cancer. Progression of NASH to end stage liver disease will soon surpass all other causes of liver failure requiring liver transplantation. Importantly, beyond these critical conditions, NASH and NAFLD patients additionally suffer heightened cardiovascular risk and, in fact, die more frequently from cardiovascular events than from liver disease. NASH and NAFLD have grown as a consequence of rising worldwide obesity-related disorders. In the United States alone, NAFLD is estimated to affect approximately 27% to 34% of the population, or an estimated 86 million to 108 million people, and approximately 10% to 20% of this population is projected to progress from NAFLD to NASH. Current estimates place NASH prevalence at approximately nine million to 15 million people in the United States, or three percent to five percent of the population, with similar prevalence in Europe and Asia.

•

Our Completed Studies. For NASH, we enrolled 125 patients in a Phase 2 clinical trial with resmetirom. We achieved the 12-week primary endpoint for this Phase 2 clinical trial and reported the results in December 2017, and we reported positive topline 36-week results at the conclusion of the Phase 2 clinical trial in May 2018. We

22

COMPENSATION DISCUSSION AND ANALYSIS

have completed treatment in a 36-week, open-label extension study in 31 participating NASH patients from our Phase 2 clinical trial, which includes 14 patients who received placebo in the main study. We also completed a 116 patient Phase 2 clinical trial and announced results in February 2018 for the use of resmetirom in patients with heterozygous familial hypercholesterolemia. In addition to the foregoing clinical trials, resmetirom has also been studied in eight completed Phase 1 trials in a total of 219 subjects.

•

Our MAESTRO-NASH Phase 3 Clinical Trial. On March 28, 2019, the Company announced that it had initiated MAESTRO-NASH, a Phase 3 trial in NASH with its once daily, oral thyroid hormone receptor beta selective agonist, resmetirom. This double-blind, placebo-controlled study will be conducted at more than 150 sites in the United States and the rest of the world. Patients with liver biopsy confirmed NASH with stage 2 or 3 fibrosis will be randomized 1:1:1 to receive a single oral daily dose of placebo, resmetirom 80 mg or resmetirom 100 mg. A second liver biopsy at week 52 in the first 900 patients will be the basis of filing for subpart H-accelerated approval; the primary endpoint will be the percent of patients treated with either dose of resmetirom as compared with placebo who achieve NASH resolution on the week 52 liver biopsy, defined as the absence of hepatocyte ballooning (score=0), and minimal lobular inflammation (score 0-1), associated with at least a 2-point reduction in NAS, and no worsening of fibrosis stage. Two key secondary endpoints are reduction in LDL-cholesterol and a 1-point or more improvement in fibrosis stage on the week 52 biopsy with no worsening of NASH. Patients will continue in the study for a total of approximately 54 months, and will be evaluated for a composite clinical outcome including cirrhosis on liver biopsy, or a liver related event such a hepatic decompensation. The total anticipated enrollment is approximately 2,000 patients, and will include up to 15% high risk F1 fibrosis stage NASH patients whose efficacy responses will be evaluated as exploratory endpoints.

•	FDA Track designation for resmetirom in NASH. In October 2019, FDA granted Fast Track designation to resmetirom for NASH.

•

Our MAESTRO-NAFLD-1 Phase 3 Clinical Trial. On December 10, 2019 the Company announced it had opened for enrollment MAESTRO-NAFLD-1, a 52-week, double-blind, placebo controlled Phase 3 clinical study in 700 patients with biopsy-confirmed or presumed NASH recruited from sites in the U.S. Key endpoints are safety, including safety biomarkers, LDL cholesterol, lipid biomarkers, and fibrosis biomarkers. Except for serial liver biopsies, the study protocol is similar to the MAESTRO-NASH study with resmetirom doses of 80 mg or 100 mg or placebo and includes key secondary lipid, MRI-PDFF and NASH biomarker endpoints. MAESTRO-NAFLD-1 also includes a 100 mg resmetirom open label arm in up to 100 patients. Unlike MAESTRO-NASH, MAESTRO-NAFLD-1 is a non-biopsy study and represents a “real-life” NASH study. NASH or presumed NASH is documented using historical liver biopsy or non-invasive techniques including fibroscan and MRI-PDFF. Using non-invasive measures, MAESTRO-NAFLD-1 is designed to provide incremental safety information to support the NASH indication as well as provide additional data regarding clinically relevant key secondary efficacy endpoints to better characterize the potential clinical benefits of resmetirom on cardiovascular and liver related endpoints. These key secondary endpoints include LDL-cholesterol, apolipoprotein B and triglyceride (TG) lowering; reduction of liver fat as determined by magnetic resonance imaging, proton density fat fraction (MRI-PDFF); and reduction of PRO-C3, a NASH fibrosis biomarker. Additional secondary and exploratory endpoints will be assessed including reduction in liver enzymes, fibroscan scores and other fibrosis and inflammatory biomarkers. The MAESTRO-NAFLD-1 study will help support the adequacy of the safety database at the time of NDA submission for subpart H approval for treatment of NASH in patients with F2 or F3 fibrosis (MAESTRO-NASH, NASH resolution surrogate endpoint).

2020 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

2019 Executive Compensation Highlights

As discussed in this CD&A, the Compensation Committee strives to create a positive relationship between our compensation program and our operational performance and stockholder return. The Compensation Committee established our 2019 compensation program and the associated corporate goals in accordance with this philosophy based on our business plans and objectives. Our compensation practices keep the best interests of our stockholders in mind. Below is a summary of the best practices that we have implemented:

•

In order to assure that the compensation programs for our executive officers remain competitive with peer companies, accomplish our pay-for-performance objectives, and create rewards for the realization of our long-term strategic objectives, the Compensation Committee works with a compensation consultant, Compensia, to obtain the advice and market data needed to structure compensation programs consistent with these goals.

•	The Compensation Committee approved an increase in base salaries for executive officers in 2019 to bring executive salaries in line with peer companies; as discussed in greater detail below.

•

The Compensation Committee continued the Company’s cash bonus program in 2019 to provide our executive officers with a direct financial incentive in the form of a cash bonus award tied to our achievement of pre-established objectives, including clinical, research and development, business, finance and investor relations, commercial and hiring objectives for the 2019 year. The performance goals had to be attained at a minimum threshold of 75% in order for a bonus to be paid.

•

We do not offer a defined benefit pension plan, deferred compensation plan or supplemental executive retirement plan. Instead, in 2019 we relied on equity compensation in the form of stock options in order to attract and retain key employees, align the interests of our executive officers with those of our stockholders and to provide our executive officers and other employees with the opportunity to accumulate retirement income.

•	The Compensation Committee annually assesses whether our compensation programs have potential risks that are reasonably likely to have a material adverse effect on the Company.

•	We do not offer any significant perquisites or personal benefits to our executive officers.

Overview of Our Executive Compensation Program

Corporate Governance and the Role of the Compensation Committee

The Compensation Committee assists the Board of Directors in fulfilling its fiduciary responsibilities with respect to the oversight of our compensation plans, policies and programs, especially those regarding executive compensation and employee benefits. The Compensation Committee’s responsibilities include reviewing and establishing the compensation arrangements for management, including the compensation for our Chief Executive Officer, and establishing and reviewing general compensation policies with the objective to attract and retain industry-leading talent, to reward individual performance and to achieve our financial goals.

Objectives of the Company’s Compensation Program

We are focused on developing and commercializing innovative therapeutic candidates for the treatment of cardiovascular, metabolic, and liver diseases. To achieve this objective, we have recruited executives with significant industry or scientific experience, including in the areas of commercialization, development and research. The biotechnology industry is very competitive and our success depends upon our ability to attract and retain qualified executives through competitive compensation packages. The Compensation Committee administers the compensation programs for our executive officers with this competitive environment in mind. The Compensation Committee believes our compensation program must balance (1) long-term incentives that create rewards for the realization of our long-term strategic objectives and (2) near-term compensation that rewards our executives for the achievement of annual goals. We believe this approach motivates the attainment of our long-term objectives and aligns the interests of our executives with those of our stockholders. At the same time, our compensation programs have to be designed to serve as an important retention tool.

24

COMPENSATION DISCUSSION AND ANALYSIS

To this end, the primary objectives of our compensation program are to:

•

Enable us to attract and retain highly qualified executives with extensive industry or scientific experience by providing a competitive compensation package that includes long-term incentives that provide significant retentive value;

•	Reward our executives for our success in achieving significant operational goals; and

•	Align the interests of our executives with those of our stockholders.

Executive Compensation Determination Procedures and Policies

The Compensation Committee reviews executive compensation annually. As part of this process, our Chief Executive Officer makes recommendations to the Compensation Committee with respect to the compensation levels for individual executives other than himself. The Compensation Committee reviews this information and adjusts or approves the recommendations as appropriate. In making its determination for each named executive officer, the Compensation Committee considers our performance against established performance objectives and market data regarding executive compensation at comparable companies. In the case of our Chief Executive Officer, the Compensation Committee evaluates his performance against our established performance objectives and market data regarding executive compensation at comparable companies.

In October 2016, the Compensation Committee initially retained the services of Compensia to review all aspects of our executive compensation. Since then we have continued to work with Compensia, which assists the Compensation Committee in defining the appropriate peer companies for executive compensation and practices and in benchmarking our executive compensation program against the peer group. The Compensation Committee uses the information obtained from Compensia primarily for evaluating our executive compensation practices, including measuring the competitiveness of our practices. The Compensation Committee also uses information obtained from Compensia to review our cash bonus policy, equity awards, and base salary benchmarks across all levels of the company. The Compensation Committee determined that Compensia was independent pursuant to SEC rules and the corporate governance rules of NASDAQ and concluded that no conflict of interest exists that would prevent Compensia from independently representing the Compensation Committee.

Comparative Analysis

For purposes of measuring the competitive positioning of our compensation packages, peer companies are generally selected by the Compensation Committee with input from Compensia, primarily using the following criteria: (i) publicly-held pre-commercial U.S. biotechnology companies, and (ii) companies that fall within a specific market capitalization range relative to our market capitalization at the time of the peer evaluation. Because the biotechnology industry is a dynamic industry, the comparator group used by the Compensation Committee to measure the competitive positioning of our compensation packages is periodically updated to ensure that companies continue to meet the established criteria. During the 2019 year, adjustments to peer group composition were made for a number of factors, including adjustments associated with market capitalization alignment between Madrigal and the peer group of companies, phase of development alignment between Madrigal and the peer group of companies and the occurrence of acquisitions of peer companies, each of which occurred subsequent to the 2018 determination of our peer group.

2020 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

The selected comparable companies for purposes of measuring the competitive positioning of the base salary, cash incentive bonus and equity compensation elements of the compensation packages in 2019 were as follows:

Arqule*	Global Blood Therapeutics	Provention Bio*

Axsome Therapeutics*	Immunomedics	Reata Pharmaceuticals

Blueprint Medicines	Insmed	REGENXBIO

Eidos Therapeutics*	Intra-Cellular Therapies	Rhythm Pharmaceuticals*

Epizyme	Karyopharm Therapeutics	Tricida*

FibroGen	MyoKardia

*	Reflects new additions to peer group for 2019.

Direct Compensation Components

The components of our direct compensation package are as follows:

Element	Fixed or Variable	Compensation Objective

Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Cash Incentive Bonus	Variable	To motivate and reward the achievement of annual individual performance objectives and corporate goals.

Equity Awards	Variable	To align our executives’ interests with the interests of stockholders and to promote the long-term retention of our executives and all employees through equity-based compensation in the form of stock options and/or restricted stock.

Base Salary

Our Compensation Committee reviews base salaries for our named executive officers on an annual basis as part of our compensation program and, in general, may adjust base salaries for a variety of reasons, such as: an executive officer’s success in meeting or exceeding individual performance objectives established by our Compensation Committee; the collective achievement of significant corporate goals, as established by our Compensation Committee; or other factors warranted throughout the year, including for changes in the scope or breadth of an executive officer’s role or responsibilities. Our Compensation Committee will also evaluate an executive officer’s base salary together with other components of the executive officer’s compensation to ensure that the executive officer’s total compensation is in line with our overall compensation philosophy.

Our Compensation Committee will also realign base salaries with market levels for the same positions if our Compensation Committee, with input from Compensia, identifies significant disparities in peer pay or market changes in its data analysis, or if a change is needed to align our pay practices so we can attract and retain top talent necessary to advance our strategic and operational goals. In light of significant disparities between Madrigal and peer executive salaries and the Compensation Committee’s desire to align our pay practices in order for Madrigal to attract and retain top talent necessary to advance our strategic and operational goals, executive base salaries were materially adjusted. For instance, Dr. Friedman’s salary for 2018 was approximately $100,000 less than the lowest CEO salary paid in 2018 within our peer group, which consisted of 18 companies at such time. In

26

COMPENSATION DISCUSSION AND ANALYSIS

January 2019, our Compensation Committee, after consultation with Compensia, determined to increase Dr. Friedman’s salary to an amount that ranked at approximately the 50th percentile for 2018 peer group CEO salaries. The Compensation Committee determined to take this action in order to establish a company-wide salary structure that is designed to attract and retain the best industry talent and enable us to better achieve our strategic and operational goals. This change was implemented by the Compensation Committee after considering (i) a substantial improvement in our long-term liquidity and capital resources during 2018, when we completed a successful equity capital raise which yielded net proceeds to the Company of $312 million, and (ii) our long-term plans to build out our work force to advance our strategic and operational goals as our clinical programs advance. The Compensation Committee also approved salary increases for our other named executive officers to align their salary levels at approximately the 50th percentile of the peer group levels. As a result, in the first quarter of 2019, the Compensation Committee increased established the annual salary of each of our named executive officers as set forth in the table below:

Name	2019 Base Salary		2018 Base Salary	Percent Increase
Paul A. Friedman, M.D.	$584,000	(1)	$420,000	39.0%
Rebecca Taub, M.D.	$454,000	(1)	$389,000	16.7%	(3)
Marc R. Schneebaum	$421,000	(1)	$383,000	9.9%
Brian J. Lynch	$415,000	(2)	N/A	N/A

(1)	Effective as of January 1, 2019.

(2)	Represents annual salary rate. The actual salary amount paid in 2019, as disclosed in the Summary Compensation Table, was prorated from the February 19, 2019 hire date:

(3)

In July of 2019, Dr. Taub was promoted to President, R&D, and she retained the position of Chief Medical Officer. In connection with such promotion, her annual salary rate increased from $454,000 to $475,000.

Annual Cash Incentive Bonus

In addition to base salaries, our named executive officers are eligible to receive annual cash incentive bonuses. The annual cash incentive bonus each named executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary, and an assessment of individual performance and achievement of pre-established objectives, including clinical, research and development, business, finance and investor relations, commercial and hiring objectives for the 2019 year. The Compensation Committee determined the size of potential cash bonuses by reference to target bonus amounts, based on market data from the peer group and the terms of each named executive officer’s employment agreement. The specified percentages are intended to make our total cash compensation competitive when compared to the peer companies. It is also designed to allocate a significant portion of each executive’s cash compensation opportunity to be contingent on goal achievement and create a significant performance-based component of each executive’s total compensation. Our annual cash incentive bonuses are disclosed in the Summary Compensation Table in this proxy statement under the column “Non-Equity Incentive Plan Compensation.”

In the first quarter of 2019, the target cash bonus percentage for each of our named executive officers was maintained at 2018 levels, with Dr. Friedman, at 50% of base salary, Dr. Taub at 40% of base salary, and Mr. Schneebaum at 40% of base salary. Mr. Lynch’s target bonus was established at 40% of base salary. In connection with the July 2019 promotion of Dr. Taub to President, R&D, a pro rata adjustment for her target cash bonus for the remainder of the year was set at 50% of her adjusted annual salary rate of $475,000.

For 2019, the Compensation Committee assigned points to each objective based on its determination, with input from our senior management team, of the value of the objective in light of our overall corporate goals and objectives for 2019. The Compensation Committee also assigned bonus points for certain ancillary performance objectives within each primary group of performance objectives. If we achieved a performance objective at the target level, 100% of the available points for such objective would be assigned. If we achieved a performance

2020 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

objective above the target level, up to 163% of the available points for such objective would be assigned. If we achieved a performance objective at less than 75% of the target level, zero points for such objective would be assigned.

The performance objectives and associated allocation goal percentage at target for 2019 may be summarized as follows:

2019 Corporate Performance Objectives	Percentage of Overall Objectives at Target
Research and Development Objectives	72.5%

Includes Goals Based on Clinical Objectives, such as:

Phase 3 NASH clinical trial initiation, site activation and patient randomization goals

Phase 3 NAFLD FDA interaction and study initiation goals

Achievement of peer-reviewed publication objectives

Advancement of preclinical and clinical pharmacology studies

Achievement of manufacturing and supply inventory development goals concerning drug product for Phase 3 clinical trials

Submission of study plans to FDA
Finance and Investor Relations Objectives	7.5%

Includes Goals Based on Finance and Investor Relations Objectives, such as:

Achievement of expenditure control objectives

Completion of objectives relating to investor and analyst meetings

Achievement of objectives relating to website content update
Commercial Objectives	10%

Includes Goals Based on Commercial Objectives, such as:

Developing dynamic market model for multiple commercialization opportunities

Advancing health economics planning for future market access for resmetirom
Hiring Plan Objectives for 2019	10%
Total	100%

28

COMPENSATION DISCUSSION AND ANALYSIS

On March 5, 2020, the Compensation Committee, with input from our senior management team, assessed our achievement of the performance objectives set forth above. Based on its assessment, the Compensation Committee determined that we outperformed and achieved bonus point performance in a number of categories established previously by the Compensation Committee, such that overall performance was achieved at 132.6% of the target level (out of a maximum 163% objective opportunity). As a result, in March of 2020, the Compensation Committee awarded the following cash bonuses in respect of such 2019 performance to our named executives based upon 132.6% of his or her stated target bonus.

Name	Target Award		Actual Award
Paul A. Friedman, M.D.	$292,000		$387,192
Rebecca Taub, M.D.	$237,500	(1)	$274,775	(1)
Marc R. Schneebaum	$168,400		$223,298
Brian J. Lynch	$145,250	(2)	$192,602	(2)

(1)	Reflects pro rata bonus target and payment, respectively, for applicable salary and target amounts before and after July 2019 promotion to President, R&D.

(2)	Reflects pro rata bonus target and payment, respectively, from February 2019 hire date.

Long-Term Incentives

We believe that long-term incentives in the form of equity-based awards are critical to meeting the following objectives:

•	focus all employees, including our named executive officers, on our long-term performance by aligning their interests with those of our stockholders;

•	retain our key employees and executives and maintain management continuity through longer-term vesting of our equity-based awards; and

•	promote an ownership culture through participation in equity-based compensation programs.

Our 2015 Stock Plan allows the grant of stock options, restricted stock, and other equity-based awards to employees, consultants and directors. We typically make an initial equity award of stock options to new employees, including our executive officers, and annual equity grants as part of our overall compensation program. Our Compensation Committee authorized Dr. Friedman to make new hire stock option grants to our employees, except for our executive officers, within certain parameters, beyond which approval of our Compensation Committee is required. Dr. Friedman may award new hire stock option grants as of the employee’s initial commencement of employment with an exercise price equal to the closing price of our common stock on the date of grant, in accordance with our 2015 Stock Plan. Mr. Lynch received stock options associated with his commencement of employment in 2019, as discussed under “–Employment Agreements, Severance and Change of Control Arrangements.”

Annual grants of options to all of our employees and equity awards to our executive officers are approved by our Compensation Committee, the timing of which we intend to be consistent each year with a regularly scheduled meeting of our Compensation Committee and is not coordinated with the public release of nonpublic material information. In March 2019, at a regularly scheduled meeting, the Compensation Committee granted stock options concerning 50,000 shares to Dr. Friedman, 38,000 shares to Dr. Taub, and 28,000 shares to Mr. Schneebaum. Each of these options vests as follows: 25% on the first anniversary of the grant date, and 6.25% each quarter thereafter until fully-vested.

2020 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

Other Benefits

We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan with a matching company contribution. Our named executive officers participate in the benefits programs generally on the same basis as all employees, except that Drs. Friedman and Taub have elected to forego group life and disability insurance and 401(k) plan participation and Dr. Friedman has elected to forego health and dental insurance plan participation.

Employment Agreements

We have entered into agreements with each of our named executive officers, which agreements provide financial protection against the potential loss of employment in designated circumstances, and which the Compensation Committee believes will allow the executives to focus attention on the best interests of the stockholders, without undue concern as to the executive’s own financial situation. None of these agreements contains a tax gross-up provision. A summary of the material terms of the employment agreements may be found in this proxy statement under the section entitled “- Employment Agreements, Severance and Change in Control Arrangements” and “-; Potential Qualifying Separation and Change of Control Payments.”

Executive Compensation and Risk-Taking

We have sought to align the equity and cash components of our executive compensation program with industry peers in order to offer compensation packages that enable us to attract and retain talented executive officers. The Compensation Committee continues to evaluate the relative importance of equity and cash components of total compensation. We do not believe that our executive compensation program encourages excessive risk-taking by our executive officers. For example, long-term equity awards tied to the value of our common stock represent a significant component of an executive officer’s total direct compensation, as evidenced by the compensation breakdown contained in the Summary Compensation Table that follows. Those awards promote a commonality of interest between our executive officers and our stockholders in sustaining and increasing stockholder value. Because the equity awards are typically made on an annual basis to our executive officers, vested and unvested awards that are outstanding can decrease in value or have no value in the event of stock price declines, whether due to market factors or whether our business is not managed to achieve its long-term goals. Thus, our executive compensation program is not heavily weighted toward short-term incentives, and we have taken what we believe are reasonable steps to protect against the potential of disproportionately large short-term incentives that might encourage excessive risk taking.

Advisory Vote on Executive Compensation

At our 2019 Annual Meeting of Stockholder we conducted an advisory vote on executive compensation. At such meeting, approximately 98.4% of the votes cast on the advisory vote proposal were in favor of our named executive officer compensation as disclosed in last year’s proxy statement. The Board of Directors and Compensation Committee reviews the advisory vote results in the context of our overall compensation philosophy and programs and other relevant competitive, incentive and market developments affecting executive officer compensation in order to assess the need for changes to our executive compensation programs and policies.

30

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2019, 2018, and 2017, the compensation awarded to or earned by our principal executive officer and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2019. The persons listed in the following table are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)		Total ($)
Paul A. Friedman, M.D. Chairman and Chief Executive Officer	2019	$584,000	$5,122,000	$387,192	—		$6,093,192
	2018	416,666	4,907,500	304,500	—		5,628,666
	2017	400,000	629,424	335,000	558		1,364,982
Rebecca Taub, M.D. President, Research & Development and Chief Medical Officer,	2019	463,948	4,531,120	274,775	—		5,269,843
	2018	385,416	3,729,700	225,330	—		4,340,446
	2017	370,000	473,337	247,900	558		1,091,795
Marc R. Schneebaum Senior Vice President, Chief Financial Officer	2019	421,000	2,868,320	223,298	20,034	(2)	3,532,652
	2018	380,250	2,748,200	222,314	15,336		3,366,100
	2017	365,000	346,437	244,550	14,307		970,294
Brian J Lynch Senior Vice President and General Counsel (3)	2019	358,602	3,506,859	192,602	10,574	(2)	4,068,568

(1)

These amounts represent the aggregate grant date fair value of option awards, granted in each year presented calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or FASB ASC, Topic 718, Compensation—Stock Compensation. See our discussion of “Stock-Based Compensation” under Notes 2, 3 and 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 26, 2020 or the Annual Report, for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. See also our discussion of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” of the Annual Report.

(2)

All Other Compensation for Mr. Schneebaum in 2019 includes $11,933 in life and disability insurance premiums paid, and matching contributions of $8,100 made under our 401(k) plan. For Mr. Lynch All Other Compensation for 2019 includes $2,474 in life insurance premiums paid, and matching contributions of $8,100 made under our 401(k) plan.

(3)

Mr. Lynch became an employee and was appointed our Senior Vice President and General Counsel on February 19, 2019, and salary bonus data in the table reflect pro rata amounts for the year, as paid from February 19, 2019.

2020 PROXY STATEMENT	31

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards during the fiscal year end December 31, 2019 to our named executive officers.

Name and principal position	Grant date	Estimated future payouts under non- equity incentive plan awards target ($)(1)									All other stock awards: Number of shares of stock or units (#)	All other stock and option awards: Number of securities underlying options (#)	Exercise or base price of stock and option awards ($/share) (2)	Grant date fair value of stock and option award (3)
		Threshold			Target			Maximum
Paul A. Friedman, M.D. Chairman and Chief Executive Officer	March 7, 2019		$219,000			$292,000			$475,960		-0-	50,000	$127.96		$5,122,000
Rebecca Taub, M.D. Chief Medical Officer, President, R&D	March 7, 2019 July 10, 2019		$156,750	(4)		$209,000	(4)		$340,670	(4)	-0- -0-	38,000 8,000	$127.96 $101.30		$3,892,728 638,392
Marc R. Schneebaum Senior Vice President, Chief Financial Officer	March 7, 2019		$126,300			$168,400			$274,429		-0-	28,000	$127.96		$2,868,320
Brian J. Lynch Senior Vice President, And General Counsel	February 5, 2019 February 19, 2019	$	— 124,500	(5)	$	— 143,440	(5)	$	— 233,742	(5)	-0- -0-	16,000 18,000	$114.27 $134.25	$ $	1,464,503 2,042,356

(1)

The material terms of the 2019 non-equity incentive awards are described above in the Compensation Discussion and Analysis in the section entitled “Annual Cash Incentive Bonus.” The threshold value above represents performance at 75% of target without achievement of bonus points or outperformance objectives. The target value above represents performance at 100% of target without achievement of bonus points or outperformance objectives. If bonus points or outperformance objectives are earned, the threshold and target amounts could increase. The maximum value above represents performance at 163% of target, including full achievement of bonus points and/or outperformance objectives.

(2)	The exercise price of these stock options is determined by the Company based on the closing price of its common stock on the Nasdaq Stock Market on the grant date.

(3)

Amounts represent the grant date fair value of the executive officer’s stock options and awards, calculated in accordance with FASB ASC Topic 718, using a Black-Scholes valuation model for stock options. See Note 1 under “—Summary Compensation Table” for a discussion of the assumptions made by the Company in determining the grant date fair value of our option awards for the fiscal year ended December 31, 2019. Option awarded with time-based vesting criteria established by the Compensation Committee and described in Compensation Discussion and Analysis above.

(4)	Includes mean values for estimated payments based on pro rata adjustment to salary and target bonuses established for July 2019 promotion to President, R&D.

(5)	Represents pro rata value derived from February 19, 2019 hire date.

32

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Outstanding Equity Awards at Fiscal Year End

The following table shows stock options and shares of unvested stock held by each of our named executive officers as of December 31, 2019.

		Option Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Paul A. Friedman, M.D. Chief Executive Officer	3/7/2019	-0-	50,000	(1)	$127.96	3/7/2029
	3/1/2018	21,875	28,125	(1)	124.45	3/1/2028
	3/2/2017	34,100	15,500	(1)	15.80	3/2/2027
	7/22/2016	306,256	-0-		9.45	7/22/2026
Rebecca Taub, M.D. President, Research & Development, Chief Medical Officer	7/10/2019	-0-	8,000	(1)	$101.30	7/10/2029
	3/7/2019	-0-	38,000	(1)	127.96	3/7/2029
	3/1/2018	16,625	21,375	(1)	124.45	3/1/2028
	3/2/2017	25,644	11,656	(1)	15.80	3/2/2027
	7/22/2016	153,128	-0-		9.45	7/22/2026
Marc R. Schneebaum Senior Vice President, Chief Financial Officer	3/7/2019	-0-	28,000	(1)	$127.96	3/7/2029
	3/1/2018	12,250	15,750	(1)	124.45	3/1/2028
	3/2/2017	18,769	8,531	(1)	15.80	3/2/2027
	7/22/2016	98,002	-0-		9.45	7/22/2026
	10/2/2015	1,640	-0-		61.60	10/2/2025
	12/8/2014	1,205	-0-		99.75	12/8/2024
Brian J. Lynch Senior Vice President and General Counsel	2/19/2019	-0-	19,000	(1)	$134.25	2/19/2029
	2/5/2019	-0-	16,000	(1)	114.27	2/5/2029
	1/14/2019	2,250	750		114.55	1/14/2029
	7/1/2018	3,125	1,875		279.69	7/1/2028

(1)

These stock options vest as to 25% of the underlying shares on the first anniversary of the grant date and, thereafter, as to 6.25% of the underlying shares on the last day of each successive three-month period.

Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We calculated this ratio after examining the total compensation amounts for all of our employees for the 2019 fiscal year, which included the following elements: base salary (annualized where applicable for those who commenced employment during 2019); bonus payments made in respect of the 2019 fiscal year (also annualized where applicable); the grant date value of equity awards; and 401(k) plan matching contributions. We calculated the median total compensation of this employee population of (25 all of whom were employed in the U.S.) and selected the median-compensated employee from within that group as our median employee. This median employee’s total compensation for 2019 was $791,000, calculated in the same manner as our Chief Executive Officer’s total compensation for 2019, as disclosed in the Summary Compensation Table. The Chief Executive Officer’s total compensation for 2019 was $6,093,000, as disclosed in the Summary Compensation Table. Therefore, our estimate of the ratio of Chief Executive Officer pay to median employee pay is 8:1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

2020 PROXY STATEMENT	33

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of stock options and the number of shares that vested under restricted stock awards held by each of our named executive officers during the fiscal year ended December 31, 2019.

Name	Option awards number of shares acquired on exercise (#)	Option awards value realized on exercise ($)	Stock awards number of shares acquired on vesting (#)	Stock awards value realized on vesting ($) (1)

Paul A. Friedman, M.D. Chief Executive Officer	—	—	38,282	$3,409,778

Rebecca Taub, M.D. Chief Medical Officer and President, Research & Development	—	—	7,656	$681,920

Marc R. Schneebaum Senior Vice President, Chief Financial Officer	—	—	6,125	$545,554

Brian J. Lynch Senior Vice President and General Counsel	—	—	—	—

(1)

Represents value realized solely for SEC disclosure requirements based upon fair market value per share ($89.07) of restricted stock vesting on the applicable vesting date (July 22, 2019). In fact, no value was actually realized by each named executive officer on such vesting date or during 2019 either (a) for tax purposes, as Internal Revenue Code Section 83(b) elections previously were taken by each named executive officer, or (b) for financial purposes, since such shares continued to be owned as of December 31, 2019.

34

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Paul A. Friedman, M.D.

On April 13, 2016, Private Madrigal entered into an agreement, or the Friedman Letter Agreement, with Dr. Friedman, for the position of Chairman and Chief Executive Officer of our company following the completion of the Merger. We assumed the Friedman Letter Agreement upon completion of the Merger. Under the terms of the Friedman Letter Agreement, Dr. Friedman is entitled to an annual base salary of $400,000 (subject to adjustment by the Compensation Committee) and an annual target bonus of 50% of his base salary (subject to adjustment by the Compensation Committee). In addition, upon the consummation of the Merger, Dr. Friedman received equity awards, including stock options to purchase 306,256 shares of our common stock and a restricted stock award representing 153,128 shares of our common stock.

The foregoing stock options vested as to 25% of the shares on the grant date and the remainder vested in equal annual installments on the first, second and third anniversaries of the grant date. The repurchase right relating to the foregoing restricted stock award lapsed as to 25% of the shares on the grant date and the repurchase right on the remaining shares lapsed in equal annual installments on the first, second and third anniversaries of the grant date.

Dr. Friedman is also entitled to severance benefits if we terminate his employment without “Cause” (as defined) or if Dr. Friedman voluntarily resigns for “Good Reason” (as defined), which we refer to herein collectively as a “Qualifying Separation,” consisting of:

•

a severance payment equal to 12 months of Dr. Friedman’s then-current base salary and target bonus, payable (i) in a lump sum for a Qualifying Separation, if such Qualifying Separation occurs following a change of control of our company and (ii) in 12 equal monthly payments if such Qualifying Separation does not occur following a change of control of our company;

•	full vesting of restricted stock and stock options held by Dr. Friedman if a Qualifying Separation occurs following a change of control of our company; and

•	reimbursement of continuation of medical benefits for 12 months following a Qualifying Separation.

Dr. Friedman has also entered into a customary indemnification agreement with us with respect to his service as an officer and director of our company.

Rebecca Taub, M.D.

On April 13, 2016, Private Madrigal entered into an agreement, or the Taub Letter Agreement, with Rebecca Taub, M.D. for the position of Chief Medical Officer and Executive Vice President, Research & Development, of our company following the completion of the Merger. We assumed the Taub Letter Agreement upon completion of the Merger. Under the terms of the Taub Letter Agreement, Dr. Taub is entitled to an annual base salary of $370,000 (subject to adjustment by the Compensation Committee) and an annual target bonus of 40% of her base salary (subject to adjustment by the Compensation Committee). In addition, upon the consummation of the Merger, Dr. Taub received equity awards, including stock options to purchase 153,128 shares of our common stock and a restricted stock award representing 30,626 shares of our common stock.

The foregoing stock options vested as to 25% of the shares on the grant date and the remainder vested in equal annual installments on the first, second and third anniversaries of the grant date. The repurchase right relating to the foregoing restricted stock award lapsed as to 25% of the shares on the grant date and the repurchase right on the remaining shares lapsed in equal annual installments on the first, second and third anniversaries of the grant date.

2020 PROXY STATEMENT	35

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Dr. Taub is also entitled to severance benefits upon a Qualifying Separation consisting of:

•

a severance payment equal to 12 months of Dr. Taub’s then-current base salary and target bonus, payable (i) in a lump sum for a Qualifying Separation, if such Qualifying Separation occurs following a change of control of our company and (ii) in 12 equal monthly payments if such Qualifying Separation does not occur following a change of control of our company;

•	full vesting of restricted stock and stock options held by Dr. Taub if a Qualifying Separation occurs following a change of control of our company; and

•	reimbursement of continuation of medical benefits for 12 months following a Qualifying Separation.

Dr. Taub has also entered into a customary indemnification agreement with us with respect to her service as an officer and director of our company.

Marc R. Schneebaum

Pursuant to a letter agreement dated November 24, 2014, with Mr. Schneebaum, Mr. Schneebaum is entitled to receive an annual base salary of $365,000 (subject to adjustment by the Compensation Committee). Under our bonus policy, Mr. Schneebaum is eligible to receive an annual performance-based bonus with a target at 40% of his base salary (subject to adjustment by the Compensation Committee). In addition, upon the consummation of the Merger, Mr. Schneebaum received equity awards, including stock options to purchase 98,002 shares of our common stock and a restricted stock award representing 24,501 shares of our common stock.

The foregoing stock options vested as to 25% of the shares on the grant date and the remainder vested in equal annual installments on the first, second and third anniversaries of the grant date. The repurchase right relating to the foregoing restricted stock award lapsed as to 25% of the shares on the grant date and the repurchase right on the remaining shares lapsed in equal annual installments on the first, second and third anniversaries of the grant date.

Pursuant to the terms of a severance and change of control agreement entered into with Mr. Schneebaum, he is also entitled to severance benefits upon a Qualifying Separation consisting of:

•

a severance payment equal to 12 months of Mr. Schneebaum’s then-current base salary and target bonus, payable (i) in a lump sum if such Qualifying Separation occurs following a change of control of our company, and (ii) in 12 equal monthly payments if such Qualifying Separation does not occur following a change of control of our company;

•

(i) full vesting of restricted stock and stock options held by Mr. Schneebaum upon a Qualifying Separation, if such Qualifying Separation occurs following a change in control of our company, and (ii) six months’ vesting of restricted stock and stock options held by Mr. Schneebaum upon a Qualifying Separation, if such Qualifying Separation does not occur following a change of control of our company; and

•	reimbursement of continuation of medical benefits for 12 months following a Qualifying Separation.

Mr. Schneebaum has also entered into a customary indemnification agreement with us with respect to his service as an officer of our company.

Brian J. Lynch

Pursuant to a letter agreement dated February 19, 2019, with Mr. Lynch, Mr. Lynch is entitled to receive an annual base salary of $415,000 (subject to adjustment by the Compensation Committee). Under our bonus policy, Mr. Lynch is eligible to receive an annual performance-based bonus with a target at 40% of his base salary (subject to adjustment by the Compensation Committee). In addition, in connection the signing of the letter agreement, Mr. Lynch was granted stock options to purchase 15,000 and 18,000 shares of our common stock at exercise

36

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

prices of $114.27 and $134.25, per share respectively. The foregoing stock options vest as to 25% of the shares on the first anniversary of the grant date as to 6.25% of the shares on each quarterly anniversary after the first anniversary of the grant date.

Pursuant to the terms of a severance and change of control agreement entered into with Mr. Lynch, he is also entitled to severance benefits upon a Qualifying Separation consisting of:

•

a severance payment equal to 12 months of Mr. Lynch’s then-current base salary and target bonus, payable (i) in a lump sum if such Qualifying Separation occurs following a change of control of our company, and (ii) in 12 equal monthly payments if such Qualifying Separation does not occur following a change of control of our company;

•

(i) full vesting of restricted stock, if any, and stock options held by Mr. Lynch upon a Qualifying Separation, if such Qualifying Separation occurs following a change in control of our company, and (ii) six months’ vesting of restricted stock and stock options held by Mr. Lynch upon a Qualifying Separation, if such Qualifying Separation does not occur following a change of control of our company; and

•	reimbursement of continuation of medical benefits for 12 months following a Qualifying Separation.

Mr. Lynch has also entered into a customary indemnification agreement with us with respect to his service as an officer of our company.

Remy Sukhija

Pursuant to a letter agreement dated April 1, 2020, with Mr. Sukhija, Mr. Sukhija is entitled to receive an annual base salary of $450,000 (subject to adjustment by the Compensation Committee). Under our bonus policy, Mr. Sukhija is eligible to receive an annual performance-based bonus with a target at 40% of his base salary (subject to adjustment by the Compensation Committee). In addition, in connection with the signing of the letter agreement, Mr. Sukhija (1) became eligible to receive a signing bonus of $100,000 (which is subject to repayment equal to $50,000 in the event his employment with the Company ceases before his first start date anniversary, subject to certain exceptions including events that would constitute a Qualified Separation) and (2) was granted stock options to purchase 60,000 shares of our common stock at an exercise price of $60.26 per share. The foregoing stock options vest as to 25% of the shares on the first anniversary of the grant date and as to 6.25% of the shares on each quarterly anniversary after the first anniversary of the grant date.

Pursuant to the terms of a severance and change of control agreement entered into with Mr. Sukhija, he is also entitled to severance benefits upon a Qualifying Separation consisting of:

•

a severance payment equal to 12 months of Mr. Sukhija’s then-current base salary and target bonus, payable (i) in a lump sum if such Qualifying Separation occurs following a change of control of our company, and (ii) in 12 equal monthly payments if such Qualifying Separation does not occur following a change of control of our company;

•

(i) full vesting of restricted stock, if any, and stock options held by Mr. Sukhija upon a Qualifying Separation, if such Qualifying Separation occurs following a change in control of our company, and (ii) six months’ vesting of restricted stock and stock options held by Mr. Sukhija upon a Qualifying Separation, if such Qualifying Separation does not occur following a change of control of our company; and

•	reimbursement of continuation of medical benefits for 12 months following a Qualifying Separation.

Mr. Sukhija has also entered into a customary indemnification agreement with us with respect to his service as an officer of our company.

2020 PROXY STATEMENT	37

EMPLOYMENT AGREEMENTS, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Potential Qualifying Separation and Change of Control Payments

Potential Qualifying Separation without change of control payments and Qualifying Separation with change of control payments pursuant to the employment agreements assuming termination event occurred on December 31, 2019 are set forth in the table below using our common stock price of $91.11, the closing price of our common stock on the Nasdaq Stock Market on December 31, 2019. In addition to the amounts shown in the table below, each executive would receive payments for base salary and vacation time accrued through the date of termination and payment for any reimbursable business expenses incurred.

		Triggering event
Name	Benefit	Qualifying Separation Only		Qualifying Separation within 12 months after a Change of Control
Paul A. Friedman, M.D. Chairman and Chief Executive Officer	Salary-based Severance	$584,000	(1)	$$584,000	(2)
	Bonus-based Severance	292,000	(1)	292,000	(2)
	Continuation of Benefits	-0-		-0-
	Market Value of Vesting	1,167,305	(3)	1,167,305	(3)
Rebecca Taub, M.D. Chief Medical Officer, President, R & D,	Salary-based Severance	$475,000	(1)	$475,000	(2)
	Bonus-based Severance	237,500	(1)	237,500	(2)
	Continuation of Benefits	17,700	(4)	17,700	(4)
	Market Value of Vesting	877,813	(3)	877,813	(3)
Marc R. Schneebaum Senior Vice President, Chief Financial Officer	Salary-based Severance	$421,000	(1)	$421,000	(2)
	Bonus-based Severance	168,400	(1)	168,400	(2)
	Continuation of Benefits	33,300	(4)	33,300	(4)
	Market Value of Vesting	256,958	(3)	642,470	(3)
Brian J. Lynch Senior Vice President and General Counsel	Salary-based Severance	$415,000	(1)	$415,000	(2)
	Bonus-based Severance	166,000	(1)	166,000	(2)
	Continuation of Benefits	29,800	(4)	29,800	(4)
	Market Value of Vesting	-0-	(3)	-0-	(3)

(1)	Upon such Qualifying Separation, each named executive officer is entitled to 12 months’ base salary and target bonus, payable over 12 months.

(2)	Upon such Qualifying Separation, each named executive officer is entitled to 12 months’ base salary and target bonus, payable in a lump sum.

(3)

Represents value associated with an acceleration and cancellation of unvested stock option awards assuming cancellation occurred at December 31, 2019 and involved a payment equal to the difference between the closing price on such date ($91.11) and the exercise price of all unvested in-the-money stock options.

(4)	Upon Qualifying Separation, such named executive officer is eligible for the Company to continue to pay the employer-paid portion of health benefits for 12 months.

38

DIRECTOR COMPENSATION

Non-Employee Director Compensation Program

A non-employee director is a director who is not employed by us and who does not receive compensation from us through any business relationship with us that is inconsistent with applicable Nasdaq or SEC independence rules. Our Board of Directors approves the form and amount of non-employee director compensation. Our Compensation Committee makes recommendations on the form and amount of non-employee director compensation. In July 2016, we adopted a non-employee director compensation program that became effective upon its adoption. The terms of our non-employee director compensation program are described below.

Initial Stock Option Grant Upon Appointment or Election

Each new non-employee director automatically receives a stock option to purchase 20,000 shares of our common stock upon his or her initial appointment or election to our Board of Directors, to be granted on or as soon as reasonably practicable after the date of such non-employee director’s initial appointment or election, as applicable. Each such stock option has an exercise price equal to the fair market value of our common stock on the date of grant and vests as to 50% of the underlying shares on the first anniversary of the grant date and as to an additional 12.5% of the underlying shares on the last day of each successive quarterly period thereafter for four successive quarterly periods, subject to the non-employee director’s continued service as a director. Effective in 2019, each such stock option will terminate on the earlier of five years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the non-employee director’s death or disability.

Annual Stock Option Awards

Each non-employee director automatically receives an annual stock option on the date of each annual meeting of our stockholders, or the Annual Grant Date, to purchase 10,000 shares of our common stock. Each such stock option has an exercise price equal to the fair market value of our common stock on the Annual Grant Date and vests in full on the first anniversary of the Annual Grant Date, subject to the non-employee director’s continued service as a director on such date. Effective in 2019, each such stock option will terminate on the earlier of five years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the non-employee director’s death or disability.

Annual Cash Compensation

In addition to stock options, each non-employee director is eligible to receive for his or her service on our Board of Directors or committees thereof annual cash retainers (payable quarterly, in arrears), as follows:

Position	Retainer ($)
Board Member	40,000
Audit Committee Chair	20,000
Compensation Committee Chair	12,500
Nominating and Governance Committee Chair	12,500
Audit Committee Member	7,500
Compensation Committee Member	7,500
Nominating and Governance Committee Member	7,500

2020 PROXY STATEMENT	39

DIRECTOR COMPENSATION

Expenses

Finally, we reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our Board of Directors and committee meetings.

Director Compensation Tables

The following tables set forth information about the compensation paid to the non-employee members of our Board of Directors who served as a director during the year ended December 31, 2019. Other than as set forth in the tables and described more fully below, during the year ended December 31, 2019, we did not pay any fees to, make any equity awards to or pay any other compensation to the non-employee members of our Board of Directors. The stock options granted in 2019 and disclosed in the table below were granted under our 2015 Stock Plan. Neither Dr. Friedman, our Chief Executive Officer and Chairman of our Board of Directors, nor Dr. Taub, our President, Research & Development, and Chief Medical Officer, and a director, received any compensation from us in 2019 for service as a director and they are not included in the table below.

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards ($) (2)(3)	All Other Compensation ($) (4)	Total ($)
Kenneth M. Bate	67,500	602,500	—	670,000
James M. Daly	20,000	1,289,495	—	1,309,495
Fred B. Craves, Ph.D.	55,000	602,500	—	657,500
Keith R. Gollust	60,000	602,500	—	662,500
Richard S. Levy, M.D.	60,000	602,500	750	663,250
David Milligan, Ph.D.	55,000	602,500	—	657,500

(1)

Consists of the annual retainer fee for service as a member of the Board of Directors or any Board committee. For further information concerning such fees, see the section above entitled “—Annual Cash Compensation.”

(2)

Mr. Bate, Dr. Craves, Mr. Gollust, Dr. Levy, and Dr. Milligan each received an option to purchase 10,000 shares of common stock with an exercise price per share of $100.45 at our 2019 Annual Meeting of Stockholders and Mr. Daly received an option grant for 20,000 shares upon his election to the Board on the same date. The amounts in this column represent the aggregate grant date fair value of the option awards granted to applicable director in our fiscal year 2019 computed in accordance with FASB ASC Topic 718. See our discussion of “Stock-Based Compensation” under Notes 2 and 9 to our audited consolidated financial statements included in the Annual Report for a discussion of all assumptions made by us in determining the grant date fair values of our equity awards. See also our discussion of stock-based compensation under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” of the Annual Report.

(3)	The following table shows the total
number of outstanding and vested stock
options as of December 31, 2019, the
last day of our fiscal year, that have
been issued as director compensation to
	our non-employee directors.

Name	# of Stock Options Outstanding	# of Stock Options Vested
Kenneth M. Bate	50,000	40,000
Fred B. Craves, Ph.D.	50,000	40,000
James M. Daly	20,500	—
Keith R. Gollust	50,000	40,000
Richard S. Levy, M.D.	50,000	40,000
David Milligan, Ph.D.	20,000	10,000

(4)	The amount listed in this column reflects fees in respect of consultations concerning drug development and regulatory matters.

40

DIRECTOR COMPENSATION

Report of the Compensation Committee of the Board of Directors

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019.

MEMBERS OF THE COMPENSATION COMMITTEE:

Richard S. Levy, M.D. (Chairman)

Kenneth M. Bate

Fred B. Craves, Ph.D.

David Milligan, Ph.D.

2020 PROXY STATEMENT	41

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2019:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders (1)	1,461,987	$64.67	1,351,345
Total	1,461,987	$64.67	1,351,345

(1)	These shares relate to those authorized under our Amended 2015 Stock Plan, as amended at the 2019 Annual Meeting of Stockholders.

42

DELINQUENT SECTION 16(a) REPORTS

The members of our Board of Directors, our executive officers, and persons who beneficially own more than ten percent of our outstanding common stock are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which require them to file reports with respect to their beneficial ownership of our common stock and their transactions in our common stock. Based upon (i) the copies of Section 16 reports which we received from such persons for their 2019 year transactions in our common stock and their common stock holdings, and (ii) written representation that no other reports were required, we believe that all reporting requirements under Section 16 for such year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners, with the exception of two transactions that were not timely filed in two Form 4 reports by our Director, David Milligan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the compensation amounts or arrangements for our named executive officers and directors already disclosed under “Executive Officer and Director Compensation,” herein, and except as disclosed below, there have been no transaction or series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Brian Lynch and James Daly served as consultants to Madrigal prior to their appointment as an executive officer and director, respectively, of Madrigal. With regard to consulting services rendered in respect of 2019 services, Mr. Lynch received a stock option to purchase 3,000 shares of common stock at an exercise price of $114.50 per share and cash compensation of $151,203. In respect of 2019 consulting services, Mr. Daly received stock options to purchase 500 shares of common stock at an exercise price of $112.94 per share and cash compensation of $28,500.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

2020 PROXY STATEMENT	43

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for Approval of Related Person Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any of the following persons has or will have a direct or indirect material interest:

•	our executive officers;

•	our directors;

•	the beneficial owners of more than 5% of our securities;

•	the immediate family members of any of the foregoing persons; and

•	any other persons whom the Board of Directors determines may be considered related persons.

For purposes of these procedures, “immediate family members” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director or 5% beneficial owner.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct our management to obtain on its behalf, all information that the committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee. This approval authority may also be delegated to the chairman of the Audit Committee in some circumstances. No related person transaction shall be entered into prior to the completion of these procedures.

The Audit Committee or its chairman, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and our stockholders, taking into account all available facts and circumstances as the committee or the chairman determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to our company; the impact on a director’s independence in the event that the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

44

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Summary

Our Board of Directors currently consists of eight members, classified into three classes as follows: Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly are the Class I directors with a term ending at the 2020 Annual Meeting of Stockholders; Rebecca Taub, M.D. and Fred B. Craves, Ph.D. are the Class II directors with a term ending at the 2021 Annual Meeting of Stockholders; and Keith R. Gollust, David Milligan, Ph.D. and Richard S. Levy, M.D. are the Class III directors with a term ending at the 2022 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

On March 5, 2020, our Nominating and Governance Committee nominated Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly as Class I directors for election at the Annual Meeting for a term of three years to serve until the 2023 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election of Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly as directors. In the event that either nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in his or her place, as the case may be, unless the Board of Directors chooses to reduce the number of directors serving on the Board of Directors. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

Vote Required

Directors are elected by a plurality of the affirmative votes cast by those shares deemed present in person or represented by proxy and entitled to vote at the Annual Meeting. The three nominees for director receiving the highest number of affirmative votes will be elected.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF PAUL A. FRIEDMAN, M.D., KENNETH M. BATE AND JAMES M. DALY AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

2020 PROXY STATEMENT	45

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Summary

The Audit Committee has appointed PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2020. PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2019. The Board of Directors proposes that our stockholders ratify this appointment. In the event our stockholders do not ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment. We do not expect a representative of PricewaterhouseCoopers LLP to be present at the Annual Meeting or to otherwise be available to make a statement or respond to questions.

Accounting Fees and Services

The following table summarizes the aggregate fees for professional services rendered (1) to us by PricewaterhouseCoopers LLP for the years ended December 31, 2019 and December 31, 2018, and (2) to Private Madrigal by Friedman LLP, independent accounting firm, in 2018 for consents and comfort letter services rendered during such period. The Audit Committee pre-approved all services fees described below.

	2019		2018
Audit fees	$526,000	(1)	$540,300	(2)
Audit-related fees	—		—
Tax fees	25,000		25,000
All other fees	2,862		2,900
Total	$553,862		$568,200

(1)	Fees in this column consist of fees for professional services rendered to us by PricewaterhouseCoopers LLP.

(2)

Audit fees for this year consist of $533 thousand of fees for professional services rendered to us by PricewaterhouseCoopers LLP and seven thousand of fees for professional services rendered by Friedman, LLP.

Audit Fees

Audit services consist of fees and expenses for the audit of our annual financial statements included in our Forms 10-K, and the related audit of internal control over financial reporting included in our Annual Report on Form 10-K, review of interim financial statements included in our Forms 10-Q, consultations regarding accounting and auditing matters, and fees in connection with our underwritten public offering of shares of common stock.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax planning, and tax advice.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

46

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.    Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence services, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.    Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.    Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board of Directors

The information contained in this “Report of the Audit Committee of the Board of Directors” shall not be: deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any of our filings with the SEC, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing; or subject to the liabilities of Section 18 of the Exchange Act.

The Audit Committee, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market, has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. The Audit Committee’s role and responsibilities are set forth in a charter adopted by the Board of Directors, which is publicly available through the “Investors—Corporate Governance” section of our website at www.madrigalpharma.com. The Audit Committee reviews and reassesses its charter annually and recommends any changes to the Board of Directors for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2019, the Audit Committee took the following actions:

•

Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management and PricewaterhouseCoopers LLP, the independent registered public accounting firm that audited our financial statements for the fiscal year ended December 31, 2019;

2020 PROXY STATEMENT	47

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

•	Discussed with PricewaterhouseCoopers LLP the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB; and

•

Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by the applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee and the Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 in our filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE:

Kenneth M. Bate (Chairman) Keith R. Gollust David Milligan, Ph.D.

The material in this Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Madrigal Pharmaceuticals, Inc. under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Vote Required

The vote of a majority of the votes cast affirmatively at the Annual Meeting on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

If our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, the Audit Committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year ending December 31, 2020, if it concludes that such a change would be in the best interests of our company and our stockholders. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

48

PROPOSAL NO. 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

General

Pursuant to Section 14A(a)(1) of the Exchange Act, we are providing our stockholders with an opportunity to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC (commonly referred to as a “say-on-pay” vote).

Prior to casting your vote on this proposal, you are encouraged to read the proxy statement sections entitled “Compensation Discussion and Analysis” and “Executive Officer and Director Compensation” for a detailed discussion of our policies and practices relating to the compensation of our named executive officers.

Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our named executive officers, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our named executive officers, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance and promotes an alignment between the interests of our named executive officers and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our named executive officers. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our named executive officers and the compensation policies and practices described in this proxy statement as it relates to our named executive officers.

Resolution

Our Board of Directors is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Madrigal Pharmaceuticals, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

Vote Required

The foregoing resolution will be approved on an advisory basis by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Because this proposal is advisory, the results of the vote will not be binding on us, our Board of Directors or our Compensation Committee.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN ACCORDANCE WITH THE BOARD’S RECOMMENDATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

2020 PROXY STATEMENT	49

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our directors and employees, including our chief executive officer and chief financial and accounting officer. The text of the code of conduct and ethics is posted on the “Investors—Corporate Governance” section of our website at www.madrigalpharma.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors or principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of NASDAQ.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AT FUTURE ANNUAL MEETINGS

To be considered for inclusion in the proxy statement relating to our 2021 Annual Meeting of Stockholders, we must receive stockholder proposals subject to Rule 14a-8 under the Exchange Act no later than February 12, 2021; provided, however, that in the event that the date of the 2021 Annual Meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90th ) day prior to such Annual Meeting and not later than the close of business on the later of the sixtieth (60th ) day prior to such Annual Meeting or the tenth (10th ) day following the day on which we make a public announcement of the date of such meeting.

A stockholder’s nomination of persons for election to the Board of Directors (a “Director Nomination Proposal”) or for the proposal of business to be considered by the stockholders (a “Business Proposal”) may be made at an annual meeting of stockholders if certain requirements are met including the following procedural requirements: (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (as described in greater detail below), (2) such other business must otherwise be a proper matter for stockholder action under the Delaware General Corporation Law, and (3) if the stockholder intends to deliver a proxy statement and form of proxy to stockholders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees, the stockholder shall have satisfied applicable proxy statement and form of proxy notice and delivery requirements sufficient to carry the applicable Director Nomination Proposal or Business Proposal under applicable law or satisfied solicitation requirements, in each case, as set forth in our Bylaws. To be timely, a stockholder’s notice concerning the foregoing matters pertaining to an annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not less than forty-five (45) or more than seventy-five (75) days prior to the first anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth (90) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation (collectively, the “Meeting Matter Notice Requirement”). The submission window to meet the Meeting Matter Notice Requirement for the 2021 Annual Meeting of Stockholders runs from April 2, 2021 to May 2, 2021. In addition, such stockholder’s notice for an annual meeting shall set forth: (a) as to each person whom the stockholder proposes in a Director Nomination Proposal all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any Business Proposal a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees as described above. The foregoing Bylaw provisions related to a Director Nomination Proposal are referenced to elsewhere in this proxy statement as Bylaw Provisions Related to Stockholder Nominations of Director Candidates and such nominations are subject to additional requirements as set forth in this proxy statement. See “Management and Corporate Governance — Committees of the Board of Directors and Meetings; Nominating and Governance Committee.”

Proposals that are not a proper subject for consideration or that are not received in a timely manner will not be voted on at the 2021 Annual Meeting. If a proposal is proper and received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of Corporate Secretary, Madrigal Pharmaceuticals, Inc., 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

50

HOUSEHOLDING OF PROXY MATERIALS

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to Madrigal Pharmaceuticals, Inc., Corporate Secretary, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers. In addition, we will promptly deliver, upon written request to the address above, a separate copy of the Notice of Internet Availability of Proxy Materials or the full set of proxy materials, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered.

Our Annual Report on Form 10-K for the year ended December 31, 2019 is available without charge upon written request to: Madrigal Pharmaceuticals, Inc., Corporate Secretary, 200 Barr Harbor Drive, Suite 200, West Conshohocken, Pennsylvania 19428. Our Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are based on our beliefs and assumptions and on information currently available to us, but are subject to factors beyond our control. Forward-looking statements include but are not limited to statements or references concerning: our clinical trials, research and development activities, and the timing and results associated with the future development of our lead product candidate, resmetirom; our primary and secondary study endpoints for resmetirom and the potential for achieving such endpoints and projections; optimal dosing levels for resmetirom; projections regarding potential future NASH resolution, safety, fibrosis treatment, cardiovascular effects, lipid treatment or biomarker effects with resmetirom; the predictive power of liver fat reduction on NASH resolution with fibrosis reduction; the achievement of enrollment objectives concerning patient number, safety database and/or timing for our studies; potential NASH or NAFLD patient risk profile benefits with resmetirom; and our possible or assumed future results of operations and expenses, business strategies and plans, capital needs and financing plans, trends, market sizing, competitive position, industry environment and potential growth opportunities, among other things. Forward-looking statements: reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events; include all statements that are not historical facts; and can be identified by terms such as “anticipates,” “be,” “believes,” “continue,” “could,” “demonstrates,” “design,” “estimates,” “expects,” “forecasts,” “future,” “goal,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “predictive,” “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Although management presently believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to: our clinical development of resmetirom: enrollment uncertainties, generally and in relation to COVID-19 mandatory lock-down measures and individual precautionary measures that may be implemented for an uncertain period of time; outcomes or trends from competitive studies; the risks of achieving potential benefits in studies that includes substantially more patients than our prior studies; the timing and outcomes of clinical studies of

2020 PROXY STATEMENT	51

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

resmetirom; and the uncertainties inherent in clinical testing. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Madrigal undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Madrigal’s filings with the U.S. Securities and Exchange Commission for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied. We specifically discuss these risks and uncertainties in greater detail in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as in our other filings with the SEC.

Moreover, we operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements. Except as required by applicable law or the rules of the NASDAQ Stock Market, or NASDAQ, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. We qualify all of our forward-looking statements by these cautionary statements.

MADRIGAL PHARMACEUTICALS, INC.

200 BARR HARBOR DRIVE, SUITE 200

WEST CONSHOHOCKEN, PENNSYLVANIA 19428

(267) 824-2827

West Conshohocken, Pennsylvania

May 5, 2020

52

ANNUAL MEETING OF MADRIGAL PHARMACEUTICALS, INC.

Date: June 17, 2020
Time: 9:00 a.m. Eastern Time
Virtual Meeting Address: www.proxydocs.com/MDGL
Please make your marks like this: ☒ Use dark black pencil or pen only
Board of Directors Recommends a Vote FOR proposals 1, 2, and 3.
1:	Election of Class I Directors				Directors Recommend ä
		For		Withhold
	01 Paul A. Friedman, M.D.	☐		☐	For
	02 Kenneth M. Bate	☐		☐	For
	03 James M. Daly	☐		☐	For
2:	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.	For ☐	Against ☐	Abstain ☐	For
3:	Advisory vote on compensation of named executive officers.	☐	☐	☐	For
4:	In their discretion, the proxies are authorized to vote and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.	☐	☐	☐	For
Authorized Signatures - This section must be completed for your Instructions to be executed.

	Please Sign Here	Please Date Above

	Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Madrigal Pharmaceuticals, Inc. to be held at 9:00 a.m. on Wednesday, June 17, 2020 for Holders as of April 24, 2020 This proxy is being solicited on behalf of the Board of Directors
INTERNET Go To www.proxypush.com/MDGL to	VOTE BY:	TELEPHONE 866-249-5094

• Cast your vote online.		OR	•	Use any touch-tone telephone.
• View Meeting Documents.			•	Have your Proxy Card/Voting Instruction Form ready.
		MAIL	•	Follow the simple recorded instructions.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Paul A. Friedman, M.D., Marc R. Schneebaum and Brian J. Lynch, and each or either of them, as the true and lawful proxies of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Madrigal Pharmaceuticals, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED CONCERNING PROPOSAL 4.

PROXY TABULATOR FOR
MADRIGAL PHARMACEUTICALS, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Proxy — Madrigal Pharmaceuticals, Inc.
Annual Meeting of Stockholders
June 17, 2020 9:00 a.m. (Eastern Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Paul A. Friedman, M.D., Marc R. Schneebaum and Brian J. Lynch, (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Madrigal Pharmaceuticals, Inc., a Delaware corporation (“the Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held via webcast at www.proxydocs.com/MDGL, on Wednesday, June 17, 2020 at 9:00 a.m. Eastern Time and all adjournments and postponements thereof.

The purpose of the Annual Meeting is to take action on the following:

1.  To elect three Class I directors;

2.  To ratify the appointment of our independent registered public accounting firm;

3.  To approve, on an advisory basis, the compensation of our named executive officers; and

4.  To transact such other business properly presented at the meeting and any adjournments or postponements.

The Class I directors up for election are Paul A. Friedman, M.D., Kenneth M. Bate and James M. Daly.

The Board of Directors of the Company recommends a vote “FOR” all nominees for director, and “FOR” proposals 2 and 3.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees for director, and “FOR” proposals 2 and 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting via webcast,	☐
please mark this box.